Exhibit 10.29

CERTAIN MATERIAL (DENOTED HEREIN BY “*****”) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MASTER AGREEMENT

(“Agreement”) dated as of October 31, 2017 (“Effective Date”) between Fiserv Solutions, LLC, a Wisconsin limited liability company with offices located at 255 Fiserv Drive, Brookfield, Wisconsin 53045 (“Fiserv” or “Vendor”), and Lakeland Bank, with offices located 250 Oak Ridge Road, Oak Ridge, NJ 07438, (“Client”).

Fiserv and Client hereby agree as follows:

1.Deliverables.
(a)    General. Fiserv, itself and through its Affiliates (as defined herein), agrees to provide to Client, and Client agrees to obtain from Fiserv, the services (including without limitation implementation, conversion, operational and technical support, development, professional, consulting, and training services) (“Services”) and products (“Products”) (collectively, “Deliverables”) described in the attached Exhibits, subject to the terms set forth in this Agreement and in the applicable Exhibit. “Affiliate” means an entity that controls, is controlled by, or is under common control with a party, where “control” means the direct or indirect ownership of more than 50% of the voting securities of such entity or party. Each party shall remain liable for the performance of such party’s Affiliate(s). Each Exhibit will be deemed to incorporate all of the terms of this Agreement. Use of the term “Exhibit” throughout this Agreement shall include any Schedules attached to such Exhibit. Exhibits and Schedules attached as of the Effective Date are listed below.
Attachment 1 to the Agreement
Fee Exhibit to the Agreement
Performance Measures Exhibit to the Agreement
ASP (Application Service Provider) Services Exhibit to the Agreement
Applicable Schedules are identified under Section 1 of the ASP Services Exhibit
Software Products Exhibit to the Agreement
Applicable Schedules are identified under Section 1 of the Software Products Exhibit

Additional Entities and Deliverables. The parties or their Affiliates may add Deliverables to this Agreement by adding via amendment an appropriate new Exhibit or Schedule to this Agreement incorporating the added Deliverables and/or Affiliates, as applicable. When Deliverables are received by an Affiliate of Client or provided by a Fiserv Affiliate under an Exhibit or Schedule, such Affiliate is a party to such Exhibit or Schedule, and then for the purposes of that Exhibit, references to “Client” or “Fiserv” in this Agreement will be deemed to include the applicable Client Affiliate or Fiserv Affiliate. An Affiliate’s execution of an amendment to receive or provide Deliverables as set forth in an Exhibit or Schedule shall constitute such Affiliate’s agreement to be bound by the terms and conditions of this Agreement.
(b)    Management Committee. Each of the parties agrees to appoint, at least one and no more than four with the numbers of members from each party being equal, and maintain at least three (3) members of its management team to serve on a management committee (the “Management Committee”). Until that time, the initial Client–appointed members of the Management Committee shall be the Client CAO, CIO, Director of Enterprise Solutions, and CISO and the initial Fiserv–appointed members of the Management Committee shall be Fiserv client partner, *****, and *****. Client and Fiserv each may change any of the members whom it appoints to the Management Committee at any time upon notice to the other.

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(i)	Management Committee Purpose. The Management Committee is hereby authorized by each of the parties to be responsible for the following:

(A)	general oversight of Fiserv’s performance of the Services, including, without limitation review of SLA reports;

(B)	general oversight of the Fiserv / Client relationship;

(C)
review of Fiserv’s product roadmaps, including new releases, new modules, inventory of available products and services including published message sets for Communicator Advantage, and potential for Client to participate as a beta test or to be an early adopter;

(D)	review of Client business objectives in relation to Deliverables; and

(E)	escalation and review of potential disputes or operational issues arising under the Agreement;

(ii)
Management Committee Meetings.  The Management Committee will meet at least quarterly (or such other frequency as agreed between the parties) at a designated site or by conference call or video conference, as may be agreed by the members of the Management Committee.

(iii)
Management Committee Direction. Decisions of the Management Committee will be made by consensus and shall binding on the parties only when such decisions are in writing and signed by all Management Committee members of both Client and Fiserv.

1.Fees for Deliverables.
(a)    General. Client agrees to pay Fiserv: (i) fees for Deliverables as specified in the Exhibits, and (ii) out-of-pocket and other additional charges pursuant to Section 2(c), and (iii) Taxes as defined in this Section 2(d).
(b)    Adjustment. Except as otherwise set forth in an Exhibit or Schedule and beginning January 1, 2021, fees may be increased annually effective each January 1 upon 30 days’ notice to Client, such increase shall be limited to the increase in the U.S. Department of Labor, Consumer Price Index for All Urban Consumers (“CPI”) for the most recently available 12-month period preceding such anniversary date, or *****.
(c)    Additional Charges. Client shall pay travel and living expenses and other out-of-pocket expenses reasonably incurred by Fiserv in connection with the Deliverables. As applicable, such out-of-pocket expenses shall be incurred in accordance with Fiserv’s then-current corporate travel and expense policy. If a pre-authorized out-of-pocket expense is listed in an Exhibit, such expense may be changed to reflect changes issued by the applicable vendor so long as the increase is a pass through of the amount of the change by such vendor, with no additional mark up by Fiserv. Fiserv shall provide substantiation of such increase upon request by Client.
(d)    Taxes. Client shall pay all sales, use, excise, value added, withholdings and other taxes and duties however designated that are levied by any taxing authority relating to the Deliverables, excluding taxes based on Fiserv’s income or revenues (“Taxes”). All fees or any other charges under any Exhibit are exclusive of Taxes, and any such Taxes shall be separately stated on each applicable invoice. Client shall reimburse Fiserv for those Taxes that Fiserv is required to remit on behalf of Client.
(e)    Payment Terms. Client shall pay fees to Fiserv through the Automated Clearing House (“ACH”) which are due and payable upon Client’s receipt of invoice; except that Client may withhold fees invoiced for Deliverables to the extent such fees are disputed by Client in good faith and Client provides Fiserv with written notice and explanation of such good faith dispute within 45 days of receipt of the invoice. The parties shall work together to resolve any such dispute prior to the next invoice and Client agrees to promptly pay Fiserv any amounts due Fiserv following resolution of any such dispute. If any invoiced amounts not disputed in good faith in accordance with this Section remain unpaid 45 days after Client’s receipt of such invoice, and 10 days after receipt by Client from Fiserv that such invoice is unpaid for such 45 days, and until such invoice amount is paid in full, Client shall pay a monthly late charge based on the unpaid amounts equal to the lesser of 1.0% or the highest amount allowed by law. With the exception of amounts disputed in good faith as set forth herein: (i) Client shall neither make nor assert any right of deduction or set-off from amounts invoiced except by application of Fiserv issued

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credit against such invoice and (ii) invoices submitted by Fiserv shall be deemed correct as of one year after the date of receipt of invoice by Client. Fiserv’s failure to send an invoice shall not relieve Client of its obligation to pay any amounts due and owing; provided that Client shall not be obligated to pay fees for Services which are first invoiced more than: 90 days if for Bundled Fees; or one-year for all other fees; after the date on which such Services were delivered.
(f)    Assumptions. Fees set forth in the Schedules for each of the Deliverables are based on completion of the initial term of all Schedules. If Deliverables are reduced for any reason other than Fiserv’s material uncured breach pursuant to Section 9(b)(i) or (iii) of the Agreement or if Bundled Services (as defined in Section 1(b) of the Fee Exhibit) are terminated pursuant to Section 10(a) or (b) of the ASP Services Exhibit, Client shall reimburse Fiserv for unamortized credits based on the Bundle Percentage (as defined in Section 1(e) of the Fee Exhibit) of the terminated Deliverable(s). In such event, any such credits and all rebates, discounts, and incentives will no longer be granted through the remainder of the term for any terminated Deliverables.
(g)    Third Party Fees. Any Third Party services, hardware or software provided by Fiserv as part of the Deliverables shall be identified in the applicable Schedule or the Fee Exhibit to the Agreement. Notwithstanding Section 2(b) above, fees associated with such Third Party services, hardware, or software are subject to change upon increase from the Third Party, so long as the increase is a pass through of the amount of the change by such Third Party, with no additional mark up by Fiserv, effective 60 days after receipt by Client of notice of such increase. Fiserv shall provide substantiation of such increase upon request by Client. All Third Party fees that are not included in the Bundled Fee shall be conspicuously disclosed in detail and reflected in the Fee Exhibit referenced in Section 1(a) and annexed hereto.
(h)    Regulatory and Compliance.

1.
Except for changes Fiserv makes to maintain the functionality of the Deliverables in accordance with Federal law provided to Fiserv clients using the same Deliverable, Fiserv may charge Client for Client’s share (allocated pro-rata among those number of clients receiving the change) of direct Fiserv costs of maintaining regulatory compliance as required by Section 7(a)(iv) below and/or meeting relevant third party standards (such as PCI-SSC’s Payment Card Industry Data Security Standard).

2.
If Client desires a change in the manner in which the Deliverables must be provided or performed as a result of Client’s interpretation of a federal law or regulation or an implementation of a Deliverable with respect to state law or state regulations (a “Regulatory Change”), Client shall request such change in writing. If a Regulatory Change is included in the Deliverables for Fiserv’s clients generally that receive the applicable Deliverable to which the Regulatory Change relates, such change will be provided to Client without additional charge. If the Regulatory Change is not provided to Fiserv’s clients generally without additional charge, Fiserv shall consider Client’s request to develop the Regulatory Change and if the Regulatory Change is so developed, shall allocate the development fees pro-rata among the number of clients receiving the change, including Client. If Regulatory Change is not a change Fiserv is making for the client base other than Client, then the parties agree such changes will be customizations requested by Client and will be provided by Fiserv upon execution of an applicable statement of work setting forth such changes and payment of the rates applicable for such services.

2.Confidentiality and Ownership. The provisions of this Section 3 survive any termination or expiration of this Agreement.
(a)    Definitions.

(i)
“Client Information” means the following types of information of Client and its Affiliates obtained or accessed by Fiserv from or on behalf of Client or its Affiliates in connection with this Agreement or any discussions

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between the parties regarding potential Client acquisitions or new services and products to be added to this Agreement: (A) trade secrets information, data, specifications, algorithms, routines, subroutines, source codes, know-how, processes, ideas, inventions, network configurations, system architecture, materials, designs, flow charts, drawings, formulas and formulations, methodology, strategies and practice, trade dress and/or any other proprietary information relating to the current and/or future business and operations of a Client, any information, material or data provided by third party vendors of Client, and any and all compilations, manipulations, derivations, summaries, extracts, analyses, studies and reports prepared by Client based on the data disclosed by Fiserv (including that of any Client Third Party supplier or licensor), information and documentation regarding Client’s business requirements; (B) customer lists, business plans, information security plans, business continuity plans, business or financial information, including such information relating to data processing, personnel, marketing and business plans, sales, customers, pricing, costs, cost estimates, cost projections and quotations, proprietary software programs, technical information about computer software and firmware, including computer programs and related documentation, screen displays, functional and design specifications, information about existing, new or envisioned products, product features, and/or services and their development and performance; (C) any personally identifiable information, defined as information that can be identified to a particular person without unreasonable effort, such as the names and social security numbers of Client’s individual customers, any Personal Information and Consumer Information (defined below) (collectively referred to as “Client PII”); and (D) any other information received from or on behalf of Client or its Affiliates that Fiserv could reasonably be expected to know is confidential or other information which Client identifies in writing as confidential before or within thirty (30) days after disclosure to Fiserv..

(ii)
“Consumer Information” means any record about an individual, whether in paper, electronic, or other form, that is a consumer report or is derived from a consumer report. Consumer information also includes a compilation of such records. Consumer information does not include information that does not identify individuals, such as aggregate information or blind data. For purposes of this definition, “consumer report” has the meaning as defined in Fair Credit Reporting Act, 15 U.S.C. 1681 et seq., as such law is amended from time to time.

(iii)
“Personal Information” means any nonpublic information that can be identified to a particular person that is submitted by Client to Fiserv or received by Fiserv on behalf of Client. Personal Information includes without limitation an individual’s name, address or telephone number, in conjunction with the individual’s Social Security number, driver’s license number, account number, credit or debit card number, or personal identification number or password that would permit access to an account of the individual, including any combination of information that would allow a person to log onto or access an account of the individual, such as user name and password or password and account number.

(iv)
“Fiserv Information” means the following types of information of Fiserv and its Affiliates obtained or accessed by Client from or on behalf of Fiserv or its Affiliates in connection with this Agreement or any discussions between the parties regarding potential acquisitions or new services and products to be added to this Agreement: (A) trade secrets and proprietary information (including that of any Fiserv client, supplier, or licensor); (B) client lists, business plans, information security plans, business continuity plans, all information and documentation regarding the Deliverables, all software Products (including software modifications and documentation, databases, training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein), and the terms and conditions of this Agreement; (C) any personally identifiable information, defined as information that can identified to a particular person without unreasonable effort, such as the names and social security numbers of Fiserv employees; and (D) any other information and data received from or on behalf of Fiserv or its Affiliates that Client could reasonably be expected to know is confidential.

(v)
“Information” means Client Information and/or Fiserv Information, as applicable. No obligation of confidentiality applies to any Information that: (A) the receiving entity (“Recipient”) already possesses without obligation of confidentiality, develops independently without reference to Information of the disclosing entity

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(“Discloser”), or rightfully receives without obligation of confidentiality from a third party; or (B) is or becomes publicly available without Recipient’s breach of this Agreement.

(vi)	“Security Breach: means,
(A)    an intrusion, security breach, or unauthorized access to Fiserv’s systems or facilities that compromises the security, confidentiality or integrity of records, data or other information, whether in paper, electronic, or other form, maintained by Fiserv containing Client Information obtained by Fiserv from Client or received by Fiserv on behalf of relating in any way to Client; or
(B)    any other theft, loss of confidentiality or unauthorized access, use or disclosure of any Client Information, whether in paper, electronic, or other form, obtained by Fiserv from Client or received by Fiserv on behalf of or relating in any way to Client.
(b)    Obligations.

i.
Confidentiality. Recipient agrees to hold as confidential all Information it receives from the Discloser. All Information shall remain the property of Discloser or its suppliers and licensors. Recipient will use the same care and discretion to avoid disclosure of Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care and no less than is required by law. Recipient may only use Information for the lawful purposes contemplated by this Agreement, including in the case of Fiserv use of Client Information for fulfilling its obligations under this Agreement, performing, improving and enhancing the Deliverables, and developing data analytics models to produce analytics-based offerings. Client agrees that prior to providing Fiserv access to any Client PII, Client shall ensure that any necessary consent has been obtained that is required by law or regulation for Fiserv to access the information and to use it pursuant to the terms set forth in this Agreement. Fiserv specifically agrees not to use or disclose any “non-public personal information” about Client’s customers in any manner prohibited by Title V of the Gramm-Leach-Bliley Act or the regulations issued thereunder (“GLB”), as applicable to Fiserv. Recipient may disclose Information to: (A) its employees and employees of permitted subcontractors and Affiliates who have a need to know; (B) its attorneys and accountants as necessary in the ordinary course of its business; and (C) any other person with Discloser’s prior written consent. Before disclosure to any of the above persons, Recipient will have a written agreement with (or in the case of clause (B) a professional obligation of confidentiality from) such person sufficient to require that person to treat Information in accordance with the requirements of this Agreement, and Recipient will remain responsible for any breach of this Section 3 by any of the above person. Fiserv as Recipient may also disclose Client Information to third party vendors designated by Client.

ii.
Required Disclosure. Recipient may disclose Information to the extent required by law or legal process, provided that: (A) Recipient gives Discloser prompt notice, if legally permissible, so that Discloser may seek a protective order; (B) Recipient reasonably cooperates with Discloser (at Discloser’s expense) in seeking such protective order; and (C) all Information shall remain subject to the terms of this Agreement in the event of such disclosure.

iii.
Return of Information. At Recipient’s option, Information will be returned to Discloser or destroyed and rendered unrecoverable (except as may be contained in back-up files created in the ordinary course of business that are recycled in the ordinary course of business over an approximate 30- to 90-day period or such longer period as required by applicable law) at the termination or expiration of this Agreement or the applicable Exhibit and, upon Discloser’s request, Recipient will certify to Discloser in writing that it has complied with the requirements of this sentence. Recipient acknowledges that any breach of this Section 3 may cause irreparable harm to Discloser for which monetary damages alone may be insufficient, and Recipient therefore acknowledges that Discloser shall have the right to seek injunctive or other equitable relief against such breach or threatened breach, in addition to all other remedies available to it at law or otherwise.

iv.
Notice of Unauthorized Access. Recipient agrees that it shall have its authorized representative notify Discloser within two business days upon becoming aware of any incident of unauthorized access to any

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Information of Discloser following such party’s incident management process; provided, however, as it relates to Client PII, Fiserv will provide notice as set forth in Section 4(a) of this Agreement, and as it relates to Fiserv Information within the Fiserv System, Client will provide such notice as soon as possible
(c)    In the event of a Security Breach, except to the extent such Security Breach was caused by acts or omissions of Client, its Affiliates or its or their representatives:

(i)
Fiserv shall fully cooperate with Client in rectifying such disclosure, including providing Client with all necessary information Client needs in notifying all affected Client customers. Client shall reasonably determine the content and means of delivery of the customer notice using the most cost-effective means of communication under the circumstances.

(ii)
Subject to Section 7, Fiserv will bear all direct out-of-pocket costs and expenses of reasonable and legally required remediation to the extent incurred by Client as a result of a Security Breach (“Remediation Costs”). Fiserv acknowledges that, in addition to the above, the foregoing obligation covers the costs directly incurred by Client in notifying affected parties of a Security Breach and purchasing identity theft remediation services including credit monitoring for affected parties up to 12 months and up to 24 months in cases of Security Breach involving Client PII.

(iii)
Prior to incurring any Remediation Costs, Client will first consult with Fiserv and, when possible, allow Fiserv to perform the relevant service or remedial action that is the basis for the proposed Remediation Cost in lieu of a third party or Client, with the objective of mitigating redundant efforts and third party expenses. In addition, prior to initially incurring Remediation Costs, Client will engage in a good faith discussion with Fiserv regarding the remedial activities Client intends to perform, including a discussion about the activities that Fiserv can provide for Client, all with the objective of mitigating duplicative work and performing remedial action in the most efficient way possible, except for Client’s communications with its customers.

(d)    Ownership. With the exception of Client Information which Fiserv acknowledges and agrees is the sole and exclusive property of Client and Client’s affiliates and in which Fiserv and its affiliates disclaims any and all rights or interests, all information, reports, studies, object and source code (including without limitation the Deliverables and all modifications, enhancements, additions, upgrades, or other works based thereon or related thereto), flow charts, diagrams, specifications, and other tangible or intangible material of any nature whatsoever produced through or as a result of or related to any of the Deliverables (collectively, “Works”) or development of any data analytics or usage models hereunder, and all patents, copyrights, and other proprietary rights related to such Works and models, shall be the sole and exclusive property of Fiserv, its Affiliates or their third party providers. Nothing in the Agreement shall convey to Client any title to or ownership of any Deliverables, Works, or models. Client hereby irrevocably assigns and transfers to Fiserv, its Affiliates or their third party providers all rights, title, and interest in any such Works and models. Client may use any Works other than an Open Source Component provided to or rightfully accessed by Client solely as necessary to use the Deliverables in accordance with the applicable terms and conditions of this Agreement. “Open Source Component” means software which Fiserv or its Affiliates includes in Deliverables that is subject to an Open Source License. “Open Source License” means a license identified as an open source license by the Open Source Initiative (www.opensource.org) or any substantially similar license.
(e)    Restrictions. Without limiting any other obligation set forth in this Section 3, Client shall not use, transfer, distribute, interface, integrate, or dispose of any information or content contained in Deliverables in any manner other than as specifically authorized in this Agreement or that competes with the business of Fiserv. Except as expressly authorized in an Exhibit, Client shall not: (i) use the Deliverables to provide services to third parties; or (ii) reproduce, republish or offer any part of the Deliverables (or compilations based on any part of the Deliverables) for sale or distribution in any form over or through any medium. The restrictions set forth in this paragraph shall not apply to an Open Source Component to the extent such restrictions conflict with the terms of the applicable Open Source License. Neither Fiserv nor its affiliates shall directly establish depository

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institutions that provide those financial services or products as provided by Client within Client’s geographic markets existing as of the Live Production Date.
3.Information Security.
(a)    General. Fiserv and its subcontractors have implemented and shall maintain an information security program that is designed to meet the following objectives: (i) protect the security and confidentiality of customer information (as defined in GLB); (ii) protect against any anticipated threats or hazards to the security or integrity of such information; (iii) protect against unauthorized access to or use of such information; (iv) ensure the proper disposal of “consumer information” (information obtained from “consumer reports” as defined in the Fair Credit Reporting Act); and (v) to comply with all applicable information security laws. Upon Client’s written request, Fiserv shall allow Client to review any associated audit reports, regulatory examination reports (or summaries thereof as permitted by such regulators having jurisdiction over Fiserv) summaries of test results or equivalent measures taken by Fiserv to assess whether its information security program meets the foregoing objectives, to the extent and on the same terms such information is made generally available to Fiserv’s other clients. Fiserv shall also take reasonable and appropriate measures to prevent and correct incidents of unauthorized access to Client PII or Client’s “sensitive customer information” (as defined in GLB), including notification to Client as soon as possible, but in no event more than 48 business hours from when Fiserv learns of the unauthorized access, based on the circumstances of any such incident with such notice including identification of the types of data compromised and the Client customers impacted, to the extent such information is known by Fiserv at the time of such initial notice. Fiserv agrees to subsequently report to Client the corrective action(s) taken by Fiserv in response to such incident and to promptly disclose to Client details relating to any such incident as necessary or appropriate for Client to comply with applicable law. As required by an applicable industry security organization (e.g. Payment Card Industry Security Standards Council PCI-SSC) or the applicable regulatory agency having jurisdiction over Client, Fiserv may disclose information regarding any such incident to such organization and such agency.
(b)    Fiserv Program. Within 30 days of Client’s written request, Fiserv shall provide to Client a summary of Fiserv’s written information security program for the applicable Services received by Client, and thereafter upon Client’s request will provide updates on the status of such information security program.
(c)    Data Encryption. As applicable to the Deliverables received by Client, Client agrees to comply with Fiserv’s then-current data encryption policies and controls regarding transmission to and from Fiserv of tapes, images, and records maintained and produced by Fiserv for Client in connection with the Deliverables (“Client Files”), or other data transmitted to and from Fiserv in connection with the Deliverables (collectively with Client Files, “Data”). Fiserv will provide Client with any data encryption policy changes within (ten) 10 days prior to such change being published and available for client use. If Client requests or requires Fiserv to send, transmit, or otherwise deliver Data to Client or any third party in a non-compliant format or manner, or Client (or third party on Client’s behalf) sends, transmits or otherwise delivers Data to Fiserv in a non-compliant format or manner, then, notwithstanding any other provision of this Agreement: (i) Client understands and accepts all risk of transmitting Data in an unencrypted or otherwise noncompliant format; and (ii) Client releases, discharges, and shall indemnify and hold harmless Fiserv and its employees, officers, directors, agents, and Affiliates from any and all liability, damage, or other loss under this Agreement or otherwise suffered by or through Client or suffered by any of the indemnified entities arising out of the transmission, destruction, or loss of such Data, including without limitation any information security or privacy breach related to such Data which otherwise would have been prevented were such Data encrypted.
(d)    Examination of Client Files. Client Files may be subject to examination by such federal, state, or other governmental regulatory agencies as may have jurisdiction over Client’s business to the same extent as such records would be subject if maintained by Client on its own premises. Client agrees that Fiserv may give all reports, summaries, or information contained in or derived from the data or information in Fiserv’s possession relating to Client when legally required to do so by a regulatory or government agency with jurisdiction over Client’s business or upon Client’s written request and direction. Fiserv shall notify Client of such legal demand immediately upon receipt and in advance of disclosure, if permitted by applicable federal or state law, so as to provide Client with the opportunity to seek a protective order or similar relief. Fiserv reserves the right to charge Client at Professional Service Rates for any assistance provided in response to regulatory requests, government agency requests, and legal process requests such as subpoena or search warrant, in each case to the extent related to Client, Client Files and/or Client Information, whether issued during or after the term of this Agreement.

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4.	Infringement Claims.
(a)    Fiserv shall, at its expense, defend Client against any third party claim or action specifically alleging that a Deliverable as provided by Fiserv under an Exhibit infringes a United States patent, copyright, trademark, or other proprietary right of such third party (“Infringement Claim”) and shall pay all amounts payable by Client that are specifically attributable to the Infringement Claim under any final, non-appealable judgment, verdict, or court order entered by a court of competent jurisdiction or monetary settlement agreed in writing by Fiserv in respect of any Infringement Claim, provided that Client: (i) promptly notifies Fiserv in writing of such Infringement Claim within 60 days of such Infringement Claim arising; (ii) promptly grants Fiserv the sole right to control the defense and disposition of such Infringement Claim, where such control includes the right to choose legal counsel and negotiate any settlement that does not result in monetary obligation of Client or non-monetary obligations to Client other than termination of use of the applicable Deliverable under 5(b)(ii) below; and (iii) provides Fiserv with reasonable and prompt cooperation and assistance in the defense and disposition of such Infringement Claim.
(b)    In resolution of an Infringement Claim, Fiserv, at its sole option and expense, may: (i) either (A) procure for Client the right to continue to use the Deliverable, as applicable, or (B) provide a replacement or modification for the Deliverable, as applicable, so as to avoid infringement; or (ii) if neither option under (i) above is reasonably practical in Fiserv’s sole opinion, Fiserv may, upon written notice to Client, stop providing the applicable Deliverable and terminate the applicable Schedule (or part thereof) and Client’s use of the Deliverable, and references to such Deliverable (and any fees in connection therewith) shall automatically be removed from the Agreement upon no less than 6 months, however Fiserv shall use its best efforts to provide up to 12 months prior notice to Client of such termination so as to enable Client to contract for similar services or products or otherwise prepare for such terminated Deliverables. Solely with respect to such termination and prepaid, one-time license fees for a terminated Deliverable, Fiserv shall pay to Client a pro rata refund of the prepaid, one-time license fees paid by Client for the infringing Deliverable or portion thereof, depreciated on a five-year straight line basis commencing on the effective date of the applicable Schedule for such Deliverable. In the event that such terminated Deliverables are part of the Bundled Services Fiserv shall reduce the Bundled Fee by the applicable Bundle Percentage for any such terminated Deliverable. Client shall not pay any termination fee and Fiserv will provide deconversion services for such terminated Deliverable at no charge to Client. For example, if ***** was an infringing product and Fiserv could not provide (A) or (B) above and Fiserv exercised the option under (ii) above: Fiserv would reduce the Bundled Fee by *****% ($***** at current Bundled Fee of $*****). In addition the Bundle Percentages for remaining content in the Bundled Services would need to be recalculated and documented via an amendment to the Agreement to reflect the updated percentages with ***** (in this example) removed from the Bundled Services and the Bundled Fee but such recalculation will be effective at the time of termination of such services notwithstanding the parties’ execution of such an amendment.
(c)    Notwithstanding the foregoing, Fiserv shall have no liability for any Infringement Claim (or any other claim or action) to the extent based upon or arising from: (i) use of any part of a Deliverable in combination with materials or software not provided by Fiserv (except as expressly specified in the Agreement); (ii) modifications to any Deliverable made by Client or any third party; (iii) use of other than the current release or version of any Deliverable if infringement would have been avoided by use of such current release; (iv) use of any part of any Deliverable other than for its intended use and otherwise in accordance with the applicable documentation and the terms of this Agreement; (v) Deliverables created or provided based on Fiserv’s adherence to Client’s specifications or instructions, or Fiserv’s use of any materials provided by Client in connection with any Deliverables, to the extent the alleged infringement arose from such Client-provided specifications, instructions and/or materials; or (vi) any third party Products or materials provided by Fiserv except to the extent the third party Products or materials are embedded in a Fiserv-owned Deliverable.
(d)    THE OBLIGATIONS SET FORTH IN THIS SECTION 5 ARE FISERV’S ENTIRE LIABILITY AND CLIENT’S SOLE AND EXCLUSIVE REMEDY FOR ANY INFRINGEMENT CLAIM OR OTHER SUCH MISAPPROPRIATION CLAIM, AND CLIENT HEREBY EXPRESSLY WAIVES ANY OTHER LIABILITY ON THE PART OF FISERV ARISING THEREFROM.

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5.Hiring and Employment.
(a)     Background Checks. Neither party shall knowingly permit any of its employees to have access to the premises, records or data of the other party when such employee: (i) uses drugs illegally; or (ii) has been convicted of a crime in connection with a dishonest act or a breach of trust, as set forth in Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. 1829(a) (a “Conviction”). Consistent with Fiserv’s employment practices and those of its subcontractors, newly hired Fiserv employees and those of its subcontractors are required to pass both a pre-employment criminal background check and are required to pass a pre-employment drug screening, as permitted by law, and Fiserv periodically confirms that employees and those of its subcontractors have not acquired any Convictions subsequent to hiring. Upon Client’s reasonable request not more than every six months, Fiserv shall provide to Client confirmation of the foregoing for those of Fiserv’s employees and its subcontractors who will have access to Client facilities or Client’s networks and computer systems. The results of all such background checks shall be retained solely by Fiserv or the third party performing such screening on behalf of Fiserv.
(b)    Equal Employment. Fiserv agrees that it shall abide by the requirements of Presidential Executive Order 11246, appearing at 41 CFR §§60-1.4(a), 60-300.5(a), 60-741.5(a), and as amended by the Executive Order dated July 21, 2014. These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity, or national origin. Moreover, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment qualified individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability.
(c)    Non-Solicitation. Neither party, without the prior written consent of the other, shall directly or indirectly solicit for employment, advise or recommend to any other person that they employ or solicit for employment or retention as a consultant, any Restricted Employee (as defined herein) while such person is employed by the party and for a period of 12 months starting on the earlier of (i) termination of such Restricted Employee’s employment with the party or (ii) termination or expiration of this Agreement. “Restricted Employee” means any former or current employee of such party or its Affiliates that the other party became aware of or came into contact with during Fiserv’s provision of Deliverables under this Agreement. This section shall not prevent either party from presenting or placing advertisements in the normal course of business for open positions that are not directly targeted at the other party’s employees or consultants.

6.Warranties.
(a)    By Fiserv. Fiserv warrants that: (i) no contractual obligations exist that would prevent Fiserv from entering into this Agreement; (ii) it has the requisite authority to execute, deliver, and perform its obligations under this Agreement; (iii) project services will be provided in a professional and workmanlike manner, and (iv) it will comply with all laws and regulatory requirements applicable to Fiserv operations used in the performance of its obligations under this Agreement;
(b)    By Client. Client represents and warrants that: (i) no contractual obligations exist that would prevent Client from entering into this Agreement; (ii) it has the requisite authority to execute, deliver, and perform its obligations under this Agreement; (iii) it will comply with all laws and regulatory requirements applicable to Client’s receipt and use of Deliverables and (iv) it shall not use Deliverables for any activities in violation of any laws or regulations, including, but not limited to, wrongful transmission of copyrighted material, sending of threatening or obscene materials, or misappropriation of exportation of trade or national secrets..
(c)    Limited Warranties. THE WARRANTIES STATED ABOVE AND IN THE EXHIBITS OR SCHEDULES, IF ANY, ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE PARTIES. FISERV DOES NOT REPRESENT THAT THE DELIVERABLES MEET CLIENT’S REQUIREMENTS OR THAT THE OPERATION OF THE DELIVERABLES WILL BE UNINTERRUPTED OR ERROR-FREE. CLIENT ACKNOWLEDGES THAT IT HAS INDEPENDENTLY EVALUATED THE DELIVERABLES AND THEIR APPLICATION TO CLIENT’S NEEDS. FISERV DISCLAIMS, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER REPRESENTATIONS, CONDITIONS, OR WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING OR USAGE OR TRADE. CLIENT MAY NOT MAKE ANY WARRANTY OF ANY KIND, EXPRESS OR

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IMPLIED, ON BEHALF OF FISERV, ITS AFFILIATES OR THEIR RESPECTIVE THIRD PARTY PROVIDERS OR LICENSORS TO ANY AUTHORIZED USERS OR ANY OTHER PARTY IN CONNECTION WITH THE DELIVERABLES WITHOUT FISERV’S EXPRESS PRIOR WRITTEN CONSENT.
(d)    OPEN SOURCE COMPONENTS USED SEPARATELY FROM DELIVERABLES (“Stand Alone Usage”) ARE PROVIDED ON AN “AS IS” BASIS. FISERV DISCLAIMS, AND CLIENT EXPRESSLY WAIVES, ALL REPRESENTATIONS, CONDITIONS AND WARRANTIES, EXPRESS AND IMPLIED, WITH RESPECT TO THE STAND ALONE USAGE, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND ANY ARISING BY STATUTE OR FROM A COURSE OF DEALING OR USAGE OR TRADE.
7.Limitation of Liability.
(a)    IN NO EVENT SHALL FISERV BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR TORT DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT, CONTRACT, OR OTHERWISE.
(b)    EXCEPT FOR CLAIMS RELATED TO PROPRIETARY RIGHTS, PAYMENT OBLIGATIONS, NEITHER PARTY MAY ASSERT ANY CLAIM AGAINST THE OTHER RELATED TO THIS AGREEMENT MORE THAN 3 YEARS AFTER SUCH CLAIM ACCRUED.
(c)    FISERV’S AGGREGATE LIABILITY TO CLIENT AND ANY THIRD PARTY FOR ANY AND ALL CLAIMS OR OBLIGATIONS RELATING TO THIS AGREEMENT SHALL BE LIMITED TO THE ***** (THE “CAP”). THE AMOUNT OF ANY AVAILABLE CAP SHALL BE REDUCED BY AMOUNTS PREVIOUSLY PAID AND APPLIED TO ANY OTHER CAP, SO THAT IN NO EVENT SHALL FISERV’S AGGREGATE LIABILITY TO CLIENT FOR ANY AND ALL CLAIMS OR OBLIGATIONS RELATING TO THIS AGREEMENT EXCEED THE CAP.
8.Term and Termination.
(a)Term. The initial term of this Agreement shall begin on the Effective Date and shall remain in effect for 84 months following the date the Account Processing Services (Premier) are Available (as defined in Section 2(a) of the Fee Exhibit which describes when Fees start). Unless written notice of non-renewal of the Agreement is provided by either party at least 18 months prior to expiration of the initial term or any renewal term, this Agreement and its Exhibits shall automatically renew for additional terms of two (2) years. To the extent any Exhibit or Schedule is in effect after termination or expiration of the Agreement then, as to any such Exhibit or Schedule, the Agreement shall continue in effect until termination or expiration of such Exhibit or Schedule.

(b)Termination. In addition to termination rights set forth in any Exhibit:

(i)
Material Breach. Either party may, upon written notice to the other, terminate: (A) any Service or Schedule if the other party materially breaches its obligations under that Exhibit or Schedule or under this Agreement with respect to that Service or Schedule; or (B) this Agreement if the other party materially breaches its obligations with respect to the non-breaching party’s Information, including Client’s violation of Section 3 of the Software Products Exhibit; and the breaching party fails to cure such material breach within 60 days, or such other number of days as mutually agreed between the parties, as to a breach under clause (A) and 15 days, or such other number of days as mutually agreed between the parties, as to a breach under clause (B) in either case, following its receipt of written notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

(ii)
Non-payment. Except for amounts disputed in good faith pursuant to Section 2(e) of this Agreement, if any invoice remains unpaid by Client 45 days after due, Fiserv may, upon ten (10) days prior written notice to Client during which time client does not cure such payment default, terminate: (A) the Schedule and/or Client’s access to and/or use of Deliverables to which the payment failure relates; or (B) this Agreement if the unpaid amounts constitute a material portion of annual charges due under this Agreement.

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(iii)
Bankruptcy. Fiserv and Client will each have the right, at its option, to terminate this Agreement (A) upon sixty (60) days written notice to the other party in the event such other party commits an act of bankruptcy or becomes the subject of any proceeding under the Bankruptcy Code and such action or proceeding is not dismissed by the end of such 60-day period, or (B) upon written notice in the event a party becomes insolvent or if any substantial part of a party’s property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency and such action or proceeding is not dismissed by the end of such 60-day period. The foregoing optional termination right shall be limited to the non-breaching and non-debtor party.

(c)Holdover. Upon any termination or expiration of the Agreement, in whole or in part, Services provided after the applicable termination date, expiration date, or final processing date specified by Client will be provided subject to Fiserv’s capacity and Client shall pay for such Services at then current fees under the applicable Schedule plus a holdover premium of *****, unless such holdover is due to Fiserv’s action or inaction.
(d)Remedies. Unless expressly stated in an Exhibit or Schedule specific to a remedy set forth therein, remedies contained in this Section 9 are cumulative and are in addition to the other rights and remedies available to the parties under this Agreement, by law or otherwise. The parties acknowledge and agree that Client shall be placing critical and material reliance on Fiserv’s ongoing operations in connection with the Deliverables provided under this Agreement. The parties further acknowledge and agree that the interruption of Fiserv’s operations as a result of an actual breach of Section 9(b)(i) by Fiserv (“Fiserv Material Breach”) or Fiserv commits an act of bankruptcy, becomes the subject of any proceeding under the Bankruptcy Code, becomes insolvent or if any substantial part of a party’s property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency, all pursuant to Section 9(b)(iii) (“Fiserv Bankruptcy”) may cause irreparable injury and damages to Client which would not be compensable with monetary damages alone. Accordingly, the parties agree that upon the occurrence of an actual Fiserv Material Breach or Fiserv Bankruptcy that would interrupt the operations of Fiserv and its ability to provide the Deliverables under the Agreement (within the established SLA standards) that are critical to Client’s operations, Client shall be entitled to seek appropriate equitable remedies, including injunctive relief and specific performance of its obligations under this Agreement (directly or through a special receiver or similar regulatory or judicial appointee), in addition to all other remedies available to the Client in law, equity or otherwise, for any such Fiserv Material Breach or Fiserv Bankruptcy, as applicable. In such a situation, Fiserv agrees that Client may petition the court having jurisdiction for such injunctive relief to ensure that Client shall continue to receive the Deliverables that are critical to Client operations for the duration of the Term of the Agreement without having to post a bond or other security.
9.Dispute Resolution. Before initiating legal action against the other party relating to a dispute herein, the parties agree to work in good faith to resolve disputes and claims arising out of this Agreement. To this end, either party may request that each party designate an officer or other management employee with authority to bind such party, or alternatively escalate to the Management Committee, to meet to resolve the dispute or claim. If the dispute is not resolved within 30 days of the commencement of informal efforts under this paragraph, either party may pursue formal legal action. This paragraph will not apply if expiration of the applicable time for bringing an action is imminent and will not prohibit a party from pursuing injunctive or other equitable relief to which it may be entitled.
10.Audit.
(a)Fiserv Operations and Security. Client acknowledges and agrees that Fiserv is subject to certain examinations by the Federal Financial Institutions Examination Council (“FFIEC”) regulators and agencies. Client acknowledges and agrees that reports of such examination of Fiserv business units may be available to Client directly from the relevant FFIEC agencies. Fiserv will provide Client information, to the extent allowed by the FFIEC, on any material findings that directly impact the Services, including MRA’s (“Matters Requiring Attention”) promptly but in no event later than 30 days following such issuance. Fiserv employs an internal auditor responsible for reviewing the integrity of its processing environments and internal controls. Unless prohibited by applicable law or regulation, Fiserv shall provide the necessary information reasonably requested by Client with respect to Fiserv’s Affiliates, including without limitation, each Affiliate’s business continuity, disaster recovery and security matrices or other plans or documentation, as necessary in order for Client to comply with its prudential regulators’ directives. In the event such information is not reasonably and readily available, Fiserv shall provide an estimate of or a not to exceed quote for producing such information.

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(b)Independent Audit. Fiserv provides for periodic independent audits of its data centers performing Services, which shall include an annual SSAE 18 SOC audit, or other audit to the extent required by law or regulation. Fiserv shall provide Client with a copy of such independent audit report of the Fiserv service center providing Services within a reasonable time after its completion. If material deficiencies affecting the Services are noted in such audit report, Fiserv will develop and implement an action plan to address and resolve any such deficiencies within a commercially reasonable time at Fiserv’s expense. Upon Client request, except with respect to any security report-related charges that Client is currently paying to Fiserv as of the Effective Date, Fiserv shall provide Client with a copy of such independent SSAE 18 SOC audit report(s) (“SOC Reports”) to Client for no additional charge. Upon Client request, as major code changes (such as a release level) are made, Fiserv will provide Client with a copy of a redacted application penetration test report performed by either Fiserv or third-party resources, in each case, compliant with FFIEC guidance and examination as detailed above in Section 11(a). In addition, upon Client request, Fiserv will provide an external facing infrastructure penetration test attestation from Fiserv’s qualified PCI assessor as applicable per specific service.
(c)Billing Records. Upon Client’s reasonable request in writing no more frequently than once every 6 months, Fiserv shall provide Client with documentation supporting the amounts invoiced by Fiserv hereunder for the 12-month period preceding such Client request. If such documentation reveals the amounts paid to Fiserv exceed the amounts to which Fiserv is entitled and such amounts are verified as mutually agreed between the parties, Fiserv shall promptly remit or otherwise credit to Client the amount of such overpayment. Conversely, if such documentation reveals the amounts paid to Fiserv are less than the amounts owed, Client shall promptly remit the amount of such underpayment to Fiserv. Invoices dated prior to the review period hereunder shall be presumed to be correct, subject to the review and confirmatory procedures described herein. Fiserv reserves the right to charge Client for any assistance required in connection with such an audit at Professional Service Rates provided that such audits do not reflect any calculation errors, in which case Client shall be entitled to recover the reasonable costs of such audit provided that the discrepancy is in Client’s favor and is greater than $*****. Upon Client’s reasonable request in writing no more frequently than once every 12 months, Fiserv shall provide Client with documentation supporting the amounts invoiced by Fiserv hereunder for the 12-month period preceding such Client request, unless previously produced to Client. If such documentation reveals the amounts paid to Fiserv exceed the amounts to which Fiserv is entitled and such amounts are verified as mutually agreed between the parties, Fiserv shall promptly remit or otherwise credit to Client the amount of such overpayment. Conversely, if such documentation reveals the amounts paid to Fiserv are less than the amounts owed, Client shall promptly remit the amount of such underpayment to Fiserv.
(d)FCPA. That the employees, temporary workers, agents, consultants, partners, officers, directors, members or representatives of Fiserv and its approved subcontractors performing services or other activities under the Agreement (each and any of the foregoing individuals, for the purpose of this clause, a “Fiserv Representative”) shall comply with the U.S. Foreign Corrupt Practices Act and all other applicable anti-corruption laws.  Fiserv Representatives shall not directly or indirectly pay, offer, give, promise to pay or authorize the payment of, any portion of the compensation received in connection with the Agreement or any other monies or other things of value in connection with its performance to a Government Official, defined below, to obtain or retain business or secure any improper advantage nor shall they permit such actions by a third party in connection with the Agreement.  For purposes hereof, a “Government Official” is defined in the Act cited above.
(e)Client PII Location.  Except as otherwise expressly set forth in an Exhibit or Schedule, Fiserv will not store Client PII at any facility outside of the United States without Client’s written consent.  For avoidance of doubt, Fiserv and its subcontractors shall be permitted to access Client PII from a location outside of the United States via computer networks or systems, and such remote access shall in no event be deemed a breach of this provision, provided that Fiserv agrees to use technology and security processes that prevent such personnel from saving, printing or recording such Client PII accessed remotely.
(f)Access to Client Location or Environments. To the extent applicable to the Deliverables, Client is responsible for providing Fiserv remote and/or on-site access to Client’s environments for the provision of Deliverables. While assigned to provide Deliverables at a Client location either via remote access or otherwise visiting Client’s facilities, Fiserv and any subcontractors of Fiserv shall comply and shall cause its personnel to comply with Client’s reasonable policies and procedures and other reasonable instructions or directions issued by Client that are provided to Fiserv applicable to Client personnel at those facilities, and comply with all reasonable requests of Client personnel, as applicable, pertaining to personal and professional conduct and otherwise conduct themselves in a professional and businesslike manner; provided, however, that

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such procedures and rules must be provided to Fiserv in writing and reasonably in advance of Fiserv personnel’s arrival at or required access to Client’s facility or environments. If Fiserv’s compliance will require Fiserv to incur unusual or material expenses associated with such Client procedures and rules, Fiserv shall advise Client of such expenses and unless Client proposes a different way to comply without such expenses being incurred, Client shall reimburse Fiserv for such expenses unless otherwise mutually agreed in writing between the parties.
11.Insurance
(a)Fiserv Insurance. Fiserv shall secure and maintain throughout the term of this Agreement at its sole cost and expense the following insurance coverage with insurance carriers rated “A-XI” or higher by A. M. Best Corporation. The insurance requirements set forth in this Agreement shall be maintained by Fiserv and will not limit, in any manner, the liabilities and obligations assumed by Fiserv under the Agreement.

(i)
Commercial General Liability Insurance covering bodily injury, property damage, and including contractual liability coverage, with a combined single limit of $1,000,000 per occurrence and $2,000,000 general aggregate.

(ii)	Workers Compensation insurance providing coverage pursuant to statutory requirements; and Employer's Liability Insurance with limits of:
(A)    $1,000,000 each accident
(B)    $1,000,000 policy limit
(C)    $1,000,000 each employee.

(iii)	Commercial Automobile Liability Insurance with combined bodily Injury and property damage limits of $1,000,000.

(iv)	Commercial Umbrella Liability Insurance with per occurrence and aggregate limits of $5,000,000, with the liability insurance required under clauses (i), (ii), and (iii) above scheduled as underlying.

(v)
Commercial Crime Insurance, including, but not limited to Employee Dishonesty and Computer Fraud for the theft of property with limits of $5,000,000 per loss and $10,000,000 in the aggregate. The crime insurance should include coverage for third parties, which shall cover loss of or damage to money, securities, and other property sustained by Client, or for which Client holds for others, committed by an identified Fiserv employee, acting alone or in collusion with other persons.

(vi)	All-risk property insurance covering Fiserv’s real and personal property at replacement cost value.

(vii)
Professional Liability and/or Technology Errors and Omissions Liability covering acts, errors and omissions arising out of Fiserv’s performance or failure to perform its services under this Agreement, including but not limited to (a) technology and other professional services and products, (b) media content, (c) network security and privacy breaches, and (d) privacy related regulatory actions, with limits of $10,000,000 per occurrence and in the aggregate. Such insurance shall be maintained in force at all times during the terms of the Agreement and for a period of 2 years thereafter for services completed during the term of the Agreement.

During the term of this Agreement (or for any insurance coverage periods as may be described in this Agreement), Fiserv shall provide Client with a certificate of insurance (annually and upon request of Client as evidence of each of the foregoing coverages naming Client, its affiliates, subsidiaries and assigns as additional insureds with respect to the Commercial General Liability Insurance coverage above. Fiserv shall notify Client in the event that any policy for the insurance required above is cancelled or otherwise terminates, unless that policy is promptly replaced by another policy in accordance with the foregoing requirements, but in no event greater than 30 days. Coverage shall be deemed to be primary and non-contributory with a Waiver of Subrogation clause in favor of Client for Commercial General Liability and Workers Compensation where available. It is understood and agreed Client does not in any way represent that the types or the

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limits of insurance specified above are sufficient or adequate to protect Fiserv’s interests or liabilities. Failure of Fiserv to secure the insurance policies required pursuant to this section or to provide certificates of insurance as required herein, shall not be a waiver of the requirements and shall be an event of default pursuant to this Agreement. Fiserv shall be solely responsible for assuring that its agents, employees, designees, subsidiaries and subcontractors which may be involved in providing services are adequately insured to protect Fiserv’s interests.
(b)Client Insurance. Client shall obtain and maintain at its own expense any required Fidelity Bond and casualty and business interruption insurance coverage for loss of records from fire, disaster, or other causes.
12.General.
(a)Binding Agreement; Assignment by Client. This Agreement is binding upon the parties, their participating Affiliates, and their respective successors and permitted assigns. Neither this Agreement nor any part thereof or interest therein may be sold, assigned, transferred, pledged, or otherwise disposed of by Client, whether pursuant to change of control by operation of law or otherwise, without (i) Fiserv’s prior written consent, which shall not be unreasonably withheld or unduly delayed, and (ii) if applicable to the Deliverables assigned, Client’s payment of additional fees for incremental volume associated with such transfer at Fiserv’s current contracted rates, as set forth in the Fee Exhibit. The sale of 50% or more of Client’s common stock, the sale of all or substantially all of Client’s assets, or any merger in which Client is not the surviving organization, shall not be deemed a “transfer” subject to the provisions of this paragraph or requiring Fiserv’s consent.
(b)Assignment by Fiserv. Client agrees that Fiserv may assign all or part of this Agreement to Fiserv Affiliates and may subcontract any obligations to be performed hereunder; provided that any such Affiliates and subcontractors shall be required to comply with all applicable terms and conditions of this Agreement, and Fiserv shall remain primarily liable for the performance of any such Affiliates and subcontractors. Other than as set forth herein, Fiserv may not assign all or part of this Agreement without Client’s prior written consent, which shall not be unreasonably withheld or unduly delayed provided that the parties acknowledge and agree that such assignment would require that any successor assignee be subject to Client’s vendor due diligence, including regulatory review.
(c)The rights and obligations of the Agreement shall inure to and be binding upon the parties and their permitted successors and assignees.
(d)Entire Agreement. This Agreement, including its Exhibits and Schedules, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and effective immediately on the date the Account Processing Services are Available supersedes all previous agreements with respect thereto, including, but not limited to, the list of agreements superseded in Attachment 1 to the Agreement, and the terms of all existing or future purchase orders or other acknowledgments. The parties further agree that if either party discovers a superseded Schedule or other agreement that needs to be incorporated into this Agreement that they will cooperate in good faith to amend this Agreement to make the necessary correction. In addition, Attachment 1 to the Agreement also contains a list of continuing agreements applicable to the ongoing delivery of Services that are independent of this Agreement and remain in effect subject to the terms of the applicable agreement listed. Each party hereby acknowledges that it has not been induced to enter into this Agreement by virtue of, and is not relying on, any representation made by the other party not embodied herein, any term sheets or other correspondence preceding the execution of this Agreement, or any prior course of dealing between the parties, including without limitation any statements concerning product or service usage or the financial condition of the parties. The protections of this Agreement shall apply to actions of the parties performed in preparation for and anticipation of the execution of this Agreement.
(e)Amendments. Changes to this Agreement must be in writing and signed by duly authorized representatives of the parties and any attempted change to the contrary shall be considered null and void.
(f)Conflict. If the terms of any Exhibit or Schedule to this Agreement conflict with the terms of this Agreement, this Agreement shall control unless the applicable Exhibit or Schedule expressly states that its terms control. If the terms of any Schedule conflict with the terms of the Exhibit to which such Schedule is attached, the terms of the Schedule shall control.

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(g)Severability. If any provision of this Agreement is held to be unenforceable or invalid, the other provisions of this Agreement shall continue in full force and effect.
(h)Governing Law; Jury Trial Waiver. This Agreement will be governed by the substantive laws of the State of New York, without reference to provisions relating to conflict of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Both parties agree to waive any right to have a jury participate in the resolution of any dispute or claim between the parties or any of their respective Affiliates arising under this Agreement.
(i)Force Majeure. With the exception of Client’s payment obligations, neither party shall be responsible for delays or failures in performance with respect to the Deliverables (“Performance Failure”) resulting from acts of God, acts of civil or military authority, fire, flood, strikes, war, epidemics, pandemics, shortage of power, telecommunications or Internet service interruptions or other acts or causes reasonably beyond the control of that party (“Force Majeure Event”) provided the affected party is without fault in causing such delay, uses all reasonable diligence to mitigate the effects of the Force Majeure event and restore normal operations as soon as possible, and implements its Business Continuity Plan and Disaster Recovery Plan in accordance with their terms, as applicable in Section 7 of the ASP Services Exhibit.
(j)Notices. Any written notice required or permitted to be given hereunder shall be given by:

(i)	Registered or Certified Mail, Return Receipt Requested, postage prepaid; or

(ii)	nationally recognized overnight courier service to the other party at the addresses listed on page 1 or to such other address or person as a party may designate in writing.
Any written notice to Fiserv shall also include a copy to the following address: Fiserv, 255 Fiserv Drive, Brookfield, Wisconsin, 53045, ATTN: General Counsel.
Notices to Client shall be:
Lakeland Bank
250 Oak Ridge Road
Oak Ridge, NJ 07438
Attn: Chief Information Officer

Copy to:

Lakeland Bank
250 Oak Ridge Road
Oak Ridge, NJ 07438
Attn: Office of General Counsel

All such written notices shall be effective upon receipt. The provisions of this Section shall not apply to communications required in the regular course of providing or using the Deliverables where written notice is not required. Such communications or requests may be made via email.

(k)No Waiver. The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.
(l)Prevailing Party. The prevailing party in any arbitration, suit, or action brought by one party against the other party to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive, in addition to such other relief as the arbitrators or court may award, its reasonable costs and expenses, including without limitation all attorneys’ fees, expert witness fees, litigation-related expenses and arbitrator and court or other costs incurred in such proceeding or otherwise in connection with bringing such arbitration, suit, or action. For purposes of this Agreement, a party is “prevailing” if that party prevails on the central issue (as determined by the highest dollar value of associated cost or judgment) raised in the action or claim, regardless of the amount of damages awarded or otherwise owed, if any. A party may prevail by judgment or decision in that party’s favor, consent decree, settlement agreement or voluntary dismissal with or without prejudice.

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(m)Survival. All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.
(n)Publicity. Client and Fiserv shall have the right to make general references about each other and the type of Deliverables being provided hereunder to third parties, such as auditors, regulators, financial analysts, and prospective customers and clients, provided that in so doing Client or Fiserv does not breach Section 3 of this Agreement. Fiserv may issue a press release regarding this Agreement, including its renewal and the addition of Deliverables provided that specific financial aspects of the Agreement are not disclosed, subject to Client’s review and approval, which shall not be unreasonably withheld or unduly delayed.
(o)Marks. Except as authorized herein, neither party will use the name, trademark, service mark, logo or other identifying marks of the other or any of their respective Affiliates (“collectively Marks”) in any sales, marketing, or publicity activities, materials, or website display without the prior written consent of the other. Any such authorized or approved use shall at all times comply with the authorizing party’s Trademark Usage Guidelines (or such other requirements and/or guidelines) which are set forth, with respect to Fiserv, on Fiserv’s corporate website and other requirements issued or otherwise made available by either party.
(p)Client Content. For those Deliverables which require Fiserv to brand or otherwise identify Client, including without limitation any ASP Services which involve the creation of a Web site to be used in connection with Client’s Web site, Client will provide to Fiserv any of Client’s trademarks, trade names, service marks, service names, third party links, information, specifications, materials, designs, logos, copy or other such works, marks or content (collectively “Client Content”) that Client desires Fiserv to use in providing such ASP Services and Client hereby grants to Fiserv, and its Affiliates and/or third party providers, as applicable, a non-exclusive, non-assignable right to use during the term of this Agreement the Client Content in connection with the Deliverables or for the purposes otherwise specified in this Agreement.
(q)Independent Contractors. Client and Fiserv expressly agree they are acting as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. Except as expressly authorized herein or in the Exhibits, this Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of the other.
(r)No Third Party Beneficiaries. Except as expressly set forth in any Exhibit hereto, no third party shall be deemed to be an intended or unintended third party beneficiary of this Agreement.
(s)Counterparts; Signatures. This Agreement and any Exhibits hereto may be executed in counterparts, each of which shall be deemed an original and which shall together constitute one instrument. Signatures transmitted by facsimile or electronically via PDF or similar file delivery method shall have the same effect as an original signature, provided that in no event shall the Agreement or any amendment or other document hereunder be executed by placing or inserting a digital signature file into such document.
(t)Client agrees that Fiserv is authorized to share Client Information with Client’s third party contractors, as requested by Client in a documented form, including without limitation electronic mail.
(u)In the event of any conflict, ambiguity or inconsistency between this Schedule and the Agreement, or any other document which may be annexed hereto, the terms of this Schedule shall govern.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.
For Client:                        For Fiserv:
Lakeland Bank                        Fiserv Solutions, LLC
By: /s/ Timothy J. Matteson             By: /s/ Todd Horvath

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Name: Timothy J. Matteson                Name: Todd Horvath
Title: EVP, CAO, GC & Corp Sec         Title:    Authorized Signatory
Date: October 31, 2017          Date: October 31, 2017

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Attachment 1 to the Agreement
List of Existing Agreements Superseded

1.
Master Agreement, dated on or about May27/May 28, 2009, between Fiserv Solutions, Inc. and Lakeland Bank and all related Exhibits, Schedules, Attachments, Appendices and any subsequent Amendments, SOWs or Work Orders;

2.
Software License Agreement, dated December 30, 2010 between Fiserv Solutions, Inc. and Lakeland Bank and all related Exhibits, Schedules, Attachments, Appendices and any subsequent Amendments, SOWs, or Work Orders;

3.
E-Commerce Services Agreement, dated November 5, 2010 between Fiserv Solutions, Inc. and Lakeland Bank and related Exhibits, Schedules, Attachments, Appendices and any subsequent Amendments, SOWs, or Work Orders;

4.	Equipment Sale Agreement, dated January 3, 2011 between Fiserv Solutions, Inc. and Lakeland Bank and all related hardware and software Schedules, Addendums, Appendices and any subsequent Amendments.

List of Existing Agreements Continuing

1.
Allpoint Network, Card Issuer Services Agreement, Lakeland Bank – Fiserv Solutions, Inc., dated June 5, 2013 by and among Lakeland Bank, ATM National LLC d/b/a Allpoint and Fiserv Solutions, Inc. and all related Schedules and any subsequent Amendments.

2.	Confidentiality Agreement by and among, Fiserv Solutions LLC, Diebold Nixdorf, Inc. and Lakeland Bank dated April 11, 2017.

3.	Amendment regarding Accel network participation to the Master Agreement dated October 31, 2017 to be executed and dated contemporaneously.

Fiserv Confidential – Limited    Page 18

Fee Exhibit
to the Agreement

1.	Fees.

(a)	Implementation and Initial One-time Fees

Implementation of Bundled Services and Deliverables set forth on Attachment 2 to the Fee Exhibit	$*****

(b)
Base Monthly Recurring Fees - $***** (the “Bundled Fee”) each month for the Services listed below and as detailed in Attachment 1 to this Fee Exhibit (the “Bundled Services”). Services included in the Deliverables as of the Effective Date but not covered by the Bundled Fee are set forth in section 1(c) below.

*****

(c)
Separately Priced Services Fees. For any Services not identified as included in the Bundled Fee, the fees for such Services are on-demand as utilized by Client and as set forth in Attachment 2 to this Fee Exhibit.

(d)
Flex Credit. Fiserv agrees to provide Client a flex credit in the amount of $***** one-time and $***** monthly (“Flex Credit”) with respect to the Products and Services to be provided under this Agreement.  In addition, Fiserv agrees to provide Client an additional Flex Credit of $***** per month when Fiserv makes Commercial Center Services Available (as defined herein) when Client chooses to implement Commercial Center Services. The Flex Credit may be applied by Client during the initial term of this Agreement against any Fiserv monthly invoice for Products or Services provided under this Agreement, subject to the following: (i) Client shall provide Fiserv’s indicated designee with notice (which may be via email) of Client’s election to use any portion of the Flex Credit; (ii) elimination of any services included in this Agreement as of the Effective Date or a reduction in actual customer or member accounts converted and/or processed could result in a reduction of the total Flex Credit; and (iii) the Flex Credit may not be applied to any third party software or services, out-of-pocket expenses, equipment costs, third party costs, or Taxes. In the event of termination of this Agreement, the ASP Services Exhibit, the Software Products Exhibit, or any Schedule for which all or any portion of the Flex Credit was applied during the initial term; Client will reimburse Fiserv for the prorated amount (based on the number of months in the initial term and the remaining number of months after such termination and an initial Flex Credit amount of $*****) of Flex Credit applied by Client pursuant to this subsection.  For clarity, such reimbursement shall be in addition to any applicable termination fee due from Client, and any unused Flex Credit remaining upon expiration of the initial term shall be forfeited by Client.

(e)
Allocation of Bundled Fees among Deliverables. Each of the Bundled Services represents a portion of the Bundled Fee. The table below defines what portion of the Bundled Fee is represented by specific Services within the Bundled Services (the “Bundle Percentage”). The Bundle Percentage times the Bundled Fee equals the portion of the Bundled Fee applicable to a specific Product or Service. The Bundle Percentage will be used to adjust the Bundle Fees in the event of (a) a partial delivery of services where a Deliverable within the Bundled Services is not deployed by mutual agreement; or (b) partial termination of the Bundled Services where an Early Termination Fee is applicable; or (c) other termination of services as permitted under this Agreement. The parties agree that the Bundle Percentage and Bundled Fee will be adjusted if there are any additions of or terminations of Products or Services included in the Bundled Services (each, a “Bundle Percentage Change”). In the event of any Bundle Percentage Change, the proposed Bundle Percentage Change will be presented to Client and upon the parties agreement, negotiated in good faith, the final approved Bundle Percentage Change will be set forth in an amendment hereto executed by both parties, and the change to the Bundled Fee will be implemented on the first day of the next billing cycle.

Fiserv Confidential – Limited    Page 19

*****

2.Payment Timetable. The terms set forth below shall apply to all Deliverables added after the Effective Date, unless otherwise stated in the applicable Schedule, SOW or purchase order.

(a)
Monthly Fees. Subject to the Annual Increase as set forth in Section 2(b) of the Agreement, Client shall pay Fiserv the monthly fees set forth herein in accordance with the Agreement on a monthly basis (prorated in the initial month based on when starting) unless otherwise indicated beginning (i) when Fiserv makes the applicable Deliverable Available (as defined herein) or (ii) for any Services related to a third party, beginning the earlier of when Fiserv makes the applicable Deliverable Available to Client or when Fiserv begins being billed by such third party. “Available” shall mean the date when (i) each applicable Deliverable is made available in a live production environment after such Deliverable has been tested and meets the applicable acceptance criteria or (ii) such Deliverable is actually used by Client in live production, whichever is the earlier. The parties agree to work in good faith to implement the Deliverables included as of the Effective Date to be made Available together with or before the date the Account Processing Services are made Available provided that in any event Client agrees to implement each Deliverable on or before such mutually agreed date. In the event that the parties mutually agree to delay the Available date of the Account Processing Services, such mutually agreed upon date shall be no later than 45 days from the original Available Date as agreed upon in the SOW for the Initial Professional Services.

(b)
Initial License Fees. For any applicable License Fees outside the Bundled Fee, License Fees are due and payable as follows: 50% of the initial License fees as set forth in this Exhibit or any Schedule shall be due and payable in full on the Effective Date, and the remaining 50% of the initial License fees as set forth in this Exhibit or any Schedule shall be due and payable in full no later than the earlier of (i) the date Fiserv makes such Software Available or (ii) 12 months following the Effective Date.

(c)
Additional License Fees. For any applicable additional license fees outside the Bundled Fee, Client shall pay additional license fees upon receipt of an invoice that reflects the (i) increase in License Metrics, (ii) effective date of each new Schedule, if and as mutually agreed in writing in such Schedule, or (iii) upon amendment of such Schedule, if and as mutually agreed in writing in such Schedule.

(d)
Initial Maintenance Fees. For any applicable Maintenance Fees outside the Bundled Fee, Client shall pay the Maintenance Fees specified in this Exhibit annually in advance beginning on the Effective Date prorated to December 31 of that calendar year, and thereafter on or before January 1st for the next calendar year. Maintenance Fees shall be subject to Annual Adjustment as set forth in Section 2(a) the Agreement. Client shall pay additional Maintenance Fees for (i) increases above the License Metrics (ii) delivery of new Software releases, Enhancements (as defined in the Software Products Exhibit), or additions provided by Fiserv at the rates specified in this Fee Exhibit or at rates mutually agreed in writing between the parties if not stated in such Fee Exhibit. In addition, Client shall be entitled to a prorated refund of any applicable Maintenance Fees that have been paid in advance for licensed Software on any agreements, amendments, exhibits or schedules calculated to the date any such Deliverable that is replacing previously licensed Software is made Available.

(e)
Additional Maintenance Fees. For any applicable Maintenance Fees outside the Bundled Fee, in addition to the Annual Adjustment, Maintenance Fees may be subject to increase following: (i) changes in License Metrics set forth in the applicable Schedule, (ii) delivery of Enhancements purchased by Client (as defined in the Software Products Exhibit), (iii) Modifications (as defined in the Software Products Exhibit) or additions provided by Fiserv as a result of Client-requested development services as set forth in a SOW (as defined in the Account Processing Services Schedule to the ASP Services Exhibit) mutually agreed by both parties, or (iv) licensing of additional Software. Client shall pay additional maintenance fees under this Section prorated to the anniversary of the current payment date of Maintenance Fees and annually in advance thereafter coterminous with the then current payment date of Maintenance Fees.

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(f)	Intentionally Omitted.

(g)
Initial Implementation and Conversion Services Fees. Initial Professional Services Fees shall be due and payable as follows: 50% shall be due and payable on the Effective Date and the remaining 50% of such fees on the date the applicable Professional Services are completed. Any changes in scope requested by Client shall be mutually agreed between the parties in writing before adding the associated scope of work and associated fees at the Professional Service Rates.

(h)
Subscription Services Fees. Client shall pay fees for Subscription Services which shall commence on the date on which Subscription Services are first made Available to Client and shall be invoiced from such date to the anniversary of the then-current term and then annually in advance on the anniversary of each term. In addition to the Annual Adjustment, Subscription Services fees may be subject to increase following: changes in accounts processed; asset size; user seats; end user accounts, or other limitations set forth in the Schedule offering Subscription Services or from time to time upon reasonable notice to Client in the event fees are increased by Fiserv’s third party service provider.

3.Fees Related to Acquisitions.

Conversion Charges in the event of Acquisition.
Provided Client is current in its obligations under this Agreement, if Client merges with, combines with, or acquires (“Combination”) a third party financial institution (“Acquired Entity”) or if Client is a acquired by, merges with, combines with a third party financial institution (“Acquiring Entity”) and Client is the surviving entity, and such Acquired Entity or Acquiring Entity at the time of such Combination is in an agreement with Fiserv and receiving the same or similar Deliverables that are the subject matter of this Agreement, Fiserv agrees that the fees charged to Client for standard conversion services of the Acquired Entity or Acquiring Entity accounts shall not exceed the following:

Acquired Entity or Acquiring Entity Asset Size (prior to combination with Client’s assets)	Fees for standard conversion services
Less than $*****	$*****
Above $***** and less than $*****	$*****
Above $***** and less than $*****	$*****
Above $*****	As mutually agreed to by the parties at such time (provided, however, Fiserv shall have no obligation to provide conversion services until fees for such services are agreed upon and paid).

4.Professional Services Rate (for additional Professional Services requested during the term).  During the initial term of Services under this Agreement, Fiserv will provide professional services at the rates set forth below, subject to annual increase set forth in Section 2(b)  of the Agreement (the “Professional Services Rates”):

Professional Services	Hourly Rate	Accelerated Rate (applicable if Client requests urgent response or accelerated delivery)
Standard Blended Rate	$***** (Onshore) $***** (Off-shore)	***** times the Hourly Rate

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If Client’s requested schedule triggers the Accelerated Rate, Fiserv will notify Client and Client shall have the opportunity to reset the schedule based on timing that does not trigger the Accelerated Rate.

5.Deconversion Services Fees.
In the event Client deconverts from all or substantially all of the Bundled Services, Fiserv agrees that the fees for standard deconversion services (which will include not more than two test cuts and one live cut of data of data readily available in the Fiserv Systems at the time of such file cuts) requested by Client in connection with the Deliverables then in effect under the Agreement will not exceed the amounts as set forth below:

Deconversion during initial term
Up to ***** Open Accounts	***** – ***** Open Accounts	***** + Open Accounts
$*****	$*****	$*****

In the event that only a portion of the Bundled Services are terminated and deconversion services are requested for that portion of the Bundled Services which are terminated, the fees for standard deconversion services for such terminated Bundled Services will not exceed a reasonable portion of the deconversion fee above as attributable to such terminated services based on such terminated services Bundled Percentage, or percentage of total fees for any terminated service not in the Bundled Fee. Any deconversion of Deliverables not included in the Bundled Services will be at then current rates for such deconversion.

As part of deconversion services, Fiserv will make available to Client all data available in the Fiserv systems, such data to be provided in the standard file formats included in the standard deconversion services. Non-standard data, volumes of history or file formats will be charged based on Fiserv’s then-current deconversion rates.

6.Pricing for Optional Services. The Products and Services listed below are not included in the Deliverables provided under the Agreement as of the Effective Date. Client may elect to add such Products and Services at Fiserv’s then current fees for such. In the event Client elects to add any of the optional products or services listed below during the first 6 months following the Effective Date, the table below identifies prices for such subject to completion of an amendment to the Agreement between the parties that adds the product or services.

*****

Attachment 1 to Fee Exhibit
Details of Bundled Services

*****

Fiserv Confidential – Limited    Page 22

Attachment 2 to Fee Exhibit
Fees for Deliverables not included in Bundled Fee

1.	Implementation of Bundled Services and Deliverables One-Time Fees

Description	One Time Amount
*****	$*****
*****	$*****
*****	$*****
*****	$*****
*****	$*****
*****	$*****
*****	$*****
*****	$*****
*****	$*****
*****	$*****
*****	$*****
*****	$*****
*****	$*****
*****	$*****
*****	$*****
Total	$*****

2.	***** Bill Payment and Delivery Services Schedule Fees
Overnight Check – Fees Due Fiserv (Transaction Fee):                         $*****
Fiserv will directly debit the Customer account for the configurable fee that Client elects to charge the Customer and will include a line item on the invoice for the credit(s) to Client associated with any amount in excess of the Wholesale Transaction Fee listed above.
Same-Day Bill Payment – Fees Due Fiserv (Transaction Fee):                     $*****
Fiserv will directly debit the Customer account for the configurable fee that Client elects to charge the Customer and will include a line item on the invoice for the credit(s) to Client associated with any amount in excess of the Wholesale Transaction Fee listed above. Should same day or real time bill pay become the service standard, instead of exception, this fee will be discontinued, unless the parties otherwise agree.

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Customer Service:
First Tier Customer Care:    Not elected by Client, $***** per active user per month
Second Tier Customer Care:    Included in Bundled Services
Customer Care System Access:
First ***** users    Included in Bundled Services
Each additional block of ***** users    $***** per month
FraudNet

Monthly Transaction Volume	Monthly Processing Fee
***** – *****	$***** per month
***** – *****	$***** per month
***** – *****	$***** per month
***** – *****	$***** per month
***** – *****	$***** per month
***** – *****	$***** per month
***** – *****	$***** per month
***** – *****	$***** per month
***** – *****	$***** per month
***** – *****	$***** per month

Miscellaneous.
*****

Postage: Notwithstanding any provision to the contrary in this Exhibit or the Agreement, in the event that the United States Postal Service raises its postage rates, Fiserv may, without prior notice to Client, increase its fees commensurately. Such increase in postal charges shall become effective coincident with the effective date of the United States Postal Service increase in such charges.

3.	*****

4.	Item Processing Services Schedule Fees

*****

The above prices are based on prior volume information provided by Client. Actual monthly volumes processed will determine the applicable service fee costs.
Applicable state tax will also be included in monthly bill.
Travel & expenses not included.

5.	*****

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1.1.	Bundled Fees do not include additional network connectivity that may be required with Fiserv supported systems.

1.2.	Future ***** integrations will require additional one-time implementation and/or professional services fees.

1.3.
Base Package Monthly User Subscription Fees includes those ***** included in base package. Separate ***** pricing will be available for enhanced packages, subject to the mutual agreement of the parties.

1.	Miscellaneous Fees:

2.1.
Fiserv reserves the right to pass through to Client, at Fiserv’s cost, any documented fees or expenses that may be imposed by carriers or other telecommunications services required in the delivery of the ***** to Users (e.g. ***** for certification and program updates to its network).

2.2.	Changes: To change configured items after initial set-up or to receive additional training, Fiserv’s then current Professional Services Rates will apply.

*****

Fiserv Confidential – Limited    Page 25

Performance Measures Exhibit
to Master Agreement between Fiserv Solutions LLC
and Lakeland Bank

A.    General

This Performance Measures Exhibit sets forth certain measurements of Fiserv’s performance with respect to various Deliverables provided under this Agreement (the “Performance Measures”). Fiserv shall perform the Services (Maintenance Services with respect to the Software) in accordance with the applicable standard level of performance identified in this Exhibit during normal business operations (i.e., live production, and not during non-production, disaster recovery or back-up operations) (the “SLA”s). On an annual basis, Fiserv and Client shall review and consider the Performance Measures and any associated SLA to determine whether there needs to be any additions, subtractions and/or revisions to such Performance Measures. Upon adding any Deliverables under this Agreement, the parties will also consider whether appropriate Performance Measures should be added to this Exhibit with respect to such Deliverables. All such changes to this Exhibit shall be mutually agreed in writing by the parties.

This Exhibit includes the Performance Measures, target performance, and each associated SLA (as defined below) for Services set forth in the following Schedules and as described in the Attachments to this Exhibit:

*****

B.
Service Level Exclusions. Fiserv will not be responsible for, and may exclude from the calculation of compliance with any SLA, any failure to meet the SLA if and to the extent that such failure to meet a SLA is caused by any of the following (each a “Service Level Exclusion”):

1.
downtime during Maintenance Windows (as defined for each applicable Deliverable) or downtime during any emergency / preventative maintenance provided advance notice has been given to Client for such downtime (Fiserv will use commercially reasonable efforts to limit its emergency / preventative maintenance downtime to those hours of operation least impacted by customer usage. Emergency / preventative maintenance will be performed during peak on-line processing hours only when required to sustain mission critical functionality (“Emergency Maintenance”); Emergency Maintenance shall only be excluded from the calculation of compliance with an SLA to the extent arising from causes outside of Fiserv’s control.

2.	Actions or inactions of Client or its third-parties (including Client’s customers and any instructions or direction given by Client);

3.	a Force Majeure Event;

4.	failure of the data communications carrier lines between Client and Fiserv’s System outside of Fiserv’s control;

5.	a ‘denial of service’ attack outside of Fiserv’s control; or

6.	Fiserv’s compliance with any instructions or direction of Client.

Fiserv Confidential – Limited    Page 26

C.	Report
Fiserv will provide to Client a monthly report for each month during the term of the Agreement. Such monthly report will include the performance achieved with respect to each SLA for the month covered by the report. Client shall have thirty (30) days to review such report and provide written notice to Fiserv of any discrepancies relating to such report. If Client provides such notice and thereafter provides a subsequent written notice that the discrepancies have been resolved between Fiserv and Client or in the alternative if Client fails to give notice of any discrepancies within the required time frame, the report will be final.

D.    Service Credits

For any calendar month in which Fiserv fails to meet an SLA as set forth in this Exhibit Fiserv will, to the extent provided in the applicable Section of this Exhibit below, apply a credit (“Service Credit”) to the next invoice for fees due to Fiserv by Client. The Service Credit will be calculated by multiplying the Applicable Credit Percentage (as identified in each of the applicable Sections of this Exhibit) times the portion of the Bundled Fee payable for such month for the applicable Service for which the SLA has not been met, or for Services not in the Bundled Fee, by multiplying the Applicable Credit Percentage times the average of the invoices for the most recent six months for that Service.

If Fiserv fails to meet the same SLA for three or more consecutive months, then the Service Credit for the third month, and each successive month that same service failure continues without an intervening month in which the SLA is met, will be twice the applicable Service Credit shown herein.

E.    Additional Terms

1.
Except in the event of service or system failures that rise to the level of a breach of the Agreement (e.g., a chronic failure of the Fiserv System, chronic Service failure or repeated outages), the remedies available for intermittent service failures in the ordinary course of business ( including monetary credits with respect to applicable Services) are the exclusive remedies available to Client for Fiserv’s failure to meet any SLA; provided, however, this shall not be construed as a waiver of Client’s rights and remedies available to Client for Fiserv’s breach of this Agreement. IN NO EVENT SHALL SERVICE CREDITS HEREUNDER BE CONSIDERED A PENALTY; RATHER, SUCH SERVICE CREDITS ARE A GENUINE ESTIMATE OF REDUCED VALUE TO CLIENT RESULTING FROM FISERV’S FAILURE TO MEET THE SLA SET FORTH HEREIN, SUCH REDUCED VALUE TO CLIENT BEING DIFFICULT OR IMPOSSIBLE TO CALCULATE IN ADVANCE. Failure to achieve SLAs or Target Performance (as defined for each applicable Service in the applicable Sections of this Exhibit) is not in itself intended to imply, or be construed or interpreted as, breach or negligence on the part of Fiserv in connection with its carrying out its duties and obligations under this Agreement.

2.
In the event Fiserv does not meet a service level as stated in this Exhibit on any Attachment hereto for either *****, then Client’s sole and exclusive remedy and Fiserv’s entire liability shall be for Client, within ***** days after such non-conformity, to notify Fiserv of such Non-conformities and elect to terminate the specific Schedule without further obligation or liability by written notice to Fiserv (such notice to identify the effective date of termination).

3.
For purposes of these SLAs, a “Business Day” is defined as each day, Monday through Friday, which is not a Federal Reserve holiday. Fiserv shall provide support services during Business Days within the hours noted in Section F below, unless indicated as 24 x 7 in the table below. As part of the implementation services, and as updated from time to time, Fiserv shall provide the applicable support guidelines for Client to report issues for each Service.

Fiserv Confidential – Limited    Page 27

F.    Support Center Hours for the following ASP Services:

*****

G.
If Fiserv determines, in its reasonable discretion, that any support issues are caused by any action of a Client or its End Users, including without limitation abuse or misuse of the Services, any modification or addition to the Services not authorized or performed by Fiserv or any failure of the Client to maintain its technology or the Services, or any other circumstance outside of Fiserv’s control, then Fiserv reserves the right to charge for any work performed by Fiserv in investigating such problem at Professional Services Rates. Any troubleshooting or assistance requested by a Client in connection with any such problems shall be provided at Fiserv’s sole discretion and at Professional Services Rates.

H.	Client Support Standards

The response, resolution times, and other support obligations in this Section H apply only to Client’s production environment of Software or Services under the Agreement as of the Effective date

1.
Client shall use the referenced telephone number for reporting Severity Level One and Severity Level two Non-conformities in Software (as defined in the Software Products Exhibit) or any issues with availability or errors in the Services (each a “Support Issue”). Client shall use the applicable Fiserv support website / case management tool to report Non-conformities other than Severity Level One and Severity Level Two.

2.	Technical Support. Fiserv shall provide technical support for a Support Issue associated with the Software or Modification, respectively, as follows:

2.1	Definitions:

2.1.1
“Communication Update” shall mean a communication from Fiserv to Client whether verbal or in writing of the current status with regard to in resolving the Service Issue. For clarity, Communication Update need not occur if no change in status has occurred with regard to resolution of the Service Issue unless otherwise mutually agreed between the parties.

2.1.2	”Severity Level” shall mean:

a.	Severity Level One: A Non-conformity or Specification Non-conformity that renders the Software inoperable or unavailable.

b.
Severity Level Two: A Non-conformity or Specification Non-conformity that causes significant financial or operational impact or impacts a significant number of customer accounts and no cost effective circumvent procedure (a “work around”) is available.

c. Severity Level Three: A Non-conformity or Specification Non-conformity that has impact on the Client’s ability to perform its normal business functions, but for which a work around is available and Client can still operate while the Non-conformity or Specification exists.

d.	Severity Level Four: A Non-conformity that is minor or cosmetic where there is no loss of functionality or performance degradation.

e.	Severity Level Five: A Client Inquiry about the Software or a request for project services, such as customization, training, etc.

2.2	Response and Resolution times. Fiserv shall use commercially reasonable efforts to adhere to the following Severity Level response/resolution times.

2.2.1
Severity Level One: Fiserv and Client shall as soon as reasonably practicable but within no more than 60 minutes assign technical personnel as necessary to any reported Severity Level One and Fiserv and Client will each diligently and continuously utilize its commercially reasonable efforts to correct such Service Issue, correct the Non-conformity/Specification Non-conformity or utilize a circumvent procedure to restore Service or Software operation or availability as soon as reasonably practicable, but in any event within 24

Fiserv Confidential – Limited    Page 28

hours of notice of the issue and identification replication or reconstruction, as applicable of the Non-conformity/Specification Non-conformity, and communicate to Client in accordance with the Communication Table below provided.

2.2.2
Severity Level Two: Upon receiving notice of any Severity Level Two, Fiserv and Client shall promptly assign technical personnel and will each use its commercially reasonable efforts to correct or utilize a circumvent procedure to eliminate the Service Issue or correct the Non-conformity/Specification Non-conformity within 5 Business Days of notice of the issue and identification, replication or reconstruction of the Non-conformity/Specification Non-conformity, and communicate to Client in accordance with the Communication Table below.

2.2.3
Severity Level Three: Upon receiving notice of any Severity Level Three, Fiserv and Client shall promptly assign technical personnel and will each use its commercially reasonable efforts to correct or utilize a circumvent procedure to eliminate the Service Issue or Non-conformity/Specification Non-conformity within 15 Business Days of notice of the issue and identification, replication or reconstruction of the Non-conformity/Specification Non-conformity, or within a future maintenance release, whichever is appropriate for the issue, and communicate to Client in accordance with the Communication Table below

2.2.4
Severity Level Four: Upon receiving notice of any Severity Level Four, Fiserv and Client will each use its commercially reasonable efforts to correct or utilize a circumvent procedure to eliminate the Non-conformity. Fiserv may deliver a Software code correction in a future base release of the Software that is still open for development changes at the time of identification, isolation, and replication/reconstruction of the Non-conformity.

2.2.5	Severity Level Five: Upon receiving a Client Inquiry regarding the Software or applicable functionality, Fiserv will use commercially reasonable efforts to respond.

2.2.6	With respect to the above, the parties acknowledge that if resolution requires a code fix to be made to the Software, additional time may be necessary than if a code fix is not required.

2.3
Communication. In the event Client reports Non-conformity/Specification Non-conformity Fiserv shall use commercially reasonable efforts to provide a Communication Update within the timeframes defined in the Communication Table herein. Escalation of the case may be made to the next level of management within both Fiserv's and Client’s organization if the applicable timeframe defined in Communication Table is not met.

Communication Table

*****

2.4	Root Cause Analysis
Upon Client request, Fiserv shall promptly provide, at no additional charge to Client, a root cause analysis prepared by Fiserv to address a Severity Level 1 or 2 Non-conformity or a Service Issue.

2.5	Reporting Non-conformities and Support Contacts
Client’s Non-conformity report should contain Client’s company name and the phone number and email address of the person reporting the call; the proposed severity level (in accordance with the definitions provided by Fiserv); the Software for which Client is reporting a Non-conformity; and the platform on which the Software is installed. Client’s Non-conformity reports should contain all initial pertinent information and logs, transcripts, etc. transmitted promptly to Fiserv in a secure method. Failure to do so will result in a delay of the Non-conformity resolution.
Fiserv reserves the right to re-prioritize a Non-conformity designation that is not reasonably consistent with Fiserv definitions. If Fiserv does so, Fiserv shall so advise Client in writing and shall cooperate with Client to come to an agreement on level of severity. Fiserv’s response is provided at multiple levels to best match the need of the issues. Fiserv will use the appropriate support level to focus attention on the most critical issues first, and will cooperate with Client in coming to agreement on which is the appropriate level of support for a given issue.

I.	RTO/RPO. Notwithstanding any SLA listed in this Exhibit, Fiserv will use reasonable efforts to return Services in the event of a Disaster in accordance with the following recovery time objective

Fiserv Confidential – Limited    Page 29

(“RTO”) recovery point objective (“RPO”). During any Disaster, the SLAs otherwise set forth in this Exhibit shall not apply.
*****

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ASP Services Exhibit to Master Agreement

1.
ASP / Processing Services. The parties shall add individual Schedules to this ASP Services Exhibit for Fiserv’s provision of ASP, processing, or other service bureau Services to Client. The terms of this ASP Services Exhibit shall apply to the Services set forth in Schedules attached to this Exhibit, which are listed below and as may be added by amendment after the Effective Date. If optional services are listed on a Schedule to this Exhibit, such optional services shall become part of the Agreement upon Client’s use of such optional services.

*****

(a)	Additional Services.

i.
New Services. The parties shall add additional individual Schedules to this ASP Services Exhibit for Fiserv’s provision of any additional ASP, processing, or other service bureau Services required by Client

ii.	Optional Services. If optional services are listed on a Schedule to this Exhibit, such optional services shall become part of the Agreement upon Client’s use of such optional services.

2.
Fiserv System and Client Systems. Fiserv systems used in the delivery of Services (the “Fiserv System”) and Client’s networks and computer systems (“Client Systems”) contain information and computer software that are proprietary and confidential information of the respective parties, their suppliers, and licensors. Each party agrees (a) not to attempt to circumvent the devices employed by the other party to prevent unauthorized access thereto, including without limitation modifications, decompiling, disassembling, and reverse engineering thereof and (b) to reasonably maintain its respective systems in order to provide or receive, as applicable, the Deliverables as set forth in the Agreement. The restrictions set forth in this paragraph shall not apply to an Open Source Component to the extent such restrictions conflict with the terms of the applicable Open Source License.

3.	Fiserv Obligations.
(a)Client Policies. While assigned to provide Services at a Client location or otherwise visiting Client’s facilities, Fiserv employees will: (i) comply with Client’s reasonable safety and security procedures and other reasonable Client rules applicable to Client personnel at those facilities to the extent such procedures and rules are provided to Fiserv in writing and in advance, (ii) comply with all reasonable requests of Client personnel, as applicable, pertaining to personal and professional conduct, and (iii) otherwise conduct themselves in a professional and businesslike manner.
(b)Changes. Fiserv may make changes in its methods of delivering the Services, including but not limited to operating procedures, type of equipment or software resident at, and the location of Fiserv’s service center(s); provided, however, such changes will not materially and negatively impact the functionality provided to Client in the Services. Fiserv will notify Client prior to implementing any material change that affects Client’s normal operating procedures, reporting, or internal service costs.
(c)Client Systems Access. If Fiserv accesses Client Systems, Fiserv will: (i) use this access only to provide Services to Client; and (ii) ensure that the Fiserv System includes up-to-date anti-viral software designed to prevent viruses from reaching Client Systems through the Fiserv System.
(d)Security Testing. Fiserv may use a reputable third party to provide monitoring, penetration and intrusion testing with respect to certain Services. Upon Client’s written request, Fiserv agrees to provide Client with a copy of its most recent security certification, if any, for the applicable Fiserv service center providing such Services.
(e)Services Warranties. Fiserv represents and warrants that: (i) Services will conform to the specifications set forth in the applicable technical or operational documentation provided to Client by Fiserv or in the Schedules to this Exhibit

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(“Service Documentation”); (ii) Fiserv will perform Services accurately provided that Client supplies accurate data and information, and follows the procedures described in all Service Documentation and notices; (iii) Fiserv personnel will exercise due care in provision of Services; and (iv) functionality provided by the Fiserv System will enable Client to comply in all material respects with Federal regulations generally applicable to Fiserv’s clients in the industry in which the functionality is intended to be used.
(f)Error Correction. In the event of an error or other default caused by Fiserv personnel, systems, or equipment, Fiserv shall correct such error or default at no additional charge to Client, provided that Client supplies Fiserv with a written request for correction of the error within the following number of days (i) 60 days for statement-only errors that do not also constitute a system or posting error; and (ii) 14 days for batch processing and all other errors. Notwithstanding the foregoing, with regard to errors or defaults attributable in whole or in part to Client, Client customers, or Client’s third party servicers acting on Client’s behalf, (collectively, “Client Errors”) Fiserv will use commercially reasonable efforts to correct such error or default at Client’s expense. Client shall pay Fiserv for such efforts at Professional Service Rates.

4.	Client Obligations.
(a)Procedures. Client agrees to comply with Fiserv’s procedures and operating instructions for use of Services and the Fiserv System as such procedures and instructions are provided by Fiserv to Client.
(b)Communication Lines, Terminals, Equipment, Software.

i.
Unless otherwise mutually agreed in writing between the parties, Client shall obtain and maintain at its own expense such equipment, including without limitation, telecommunication connections, as may be necessary or appropriate to facilitate the proper use and receipt of the Services. Client shall be responsible for paying for all supplies to be used by Client in connection with the Services.

ii.
All communication lines, terminals, equipment, computer software, and interface devices required to access the Fiserv System and to transmit and receive data and information between Client’s location(s), Fiserv’s service center(s), and/or other necessary location(s) (collectively, “Client Equipment”) are subject to approval by Fiserv and shall be compatible with the Fiserv System. Communication lines between Fiserv service centers shall be Fiserv’s responsibility. Client is responsible for the expense of either procuring Client Equipment from Fiserv or providing Client Equipment itself. Fiserv shall provide Client with a list of compatible equipment and software. Client agrees to pay Fiserv on a time and materials basis at Professional Service Rates for recertification of the Fiserv System resulting from Client’s use of non-compatible Client Equipment. If Fiserv provides such items, Client agrees to pay charges relating to the installation and use of Client Equipment as set forth in the Schedules to this Exhibit.

(c)Input. Client shall be solely responsible for the input, transmission, or delivery to and from Fiserv (whether delivered to or from Client site(s) or any applicable clearinghouse, regulatory agency, or Federal Reserve Bank), of all information and data required by Fiserv to perform Services unless Client has retained Fiserv to handle such responsibilities, as specifically set forth in Schedules to this Exhibit. The information and data shall be provided in a format and manner mutually agreed between the parties. Client shall determine and be responsible for the authenticity and accuracy of all information and data submitted to Fiserv from either Client or third parties on Client’s behalf.
(d)Client Personnel. Client shall designate appropriate Client personnel for training in the use of the Services, shall supply Fiserv with reasonable access to Client’s site during normal business hours for Implementation Services, and shall cooperate with Fiserv personnel in their performance of Services.
(e)Client Review; Responsibility for Accounts. Client shall review all appropriate reports furnished by Fiserv for accuracy, and shall work with Fiserv to reconcile any out of balance conditions or discrepancies. As applicable, Client shall be responsible for balancing its accounts each Business Day and notifying Fiserv promptly of any errors or discrepancies. If Client so notifies Fiserv, Fiserv shall, at its expense, promptly recompute accounts affected by discrepancies solely caused by the Fiserv System (in accordance with Section 5(f) above) or provide for another mutually agreeable resolution. If Client notifies Fiserv of Client Errors, Fiserv shall advise Client whether Fiserv can correct or assist in resolving Client Errors and the terms (including estimated fees at Professional Service Rates) under which Fiserv shall undertake the same. Upon

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acceptance by Client, Fiserv will use commercially reasonable efforts to correct or assist in resolving such Client Errors. Reconstruction of Client Errors or related error conditions will be done at Professional Service Rates.
(f)Client Systems. Client shall ensure that Client Systems: (i) are capable of passing and/or accepting data from and/or to the Fiserv System, and (ii) include up-to-date anti-viral software designed to prevent viruses from reaching the Fiserv System through Client Systems.
(g)Client Content. Client will provide all Client Content in HTML format (or other format as mutually agreed between the parties) and otherwise in accordance with guidelines set forth, from time to time, by Fiserv. If Fiserv must convert any Client Content into such format (if Fiserv is able to and does so at its own discretion), Client will pay for such conversion at Professional Service Rates.
(h)Client Web Sites. Client shall be solely responsible for: (i) registering and maintaining its Web site(s) used in connection with any Services, including without limitation registering and maintaining all Internet addresses relating thereto, (ii) providing reasonable security for such Web site(s) and users of such Web site(s), and (iii) performing any other actions or providing any other functionalities required by any federal state or local law, rule or regulation. Client shall have sole editorial control over its Web sites, and Client shall be responsible for providing access through its Web sites to any relevant Services. Client agrees to provide appropriate copyright attribution to Fiserv as creator and designer of copyrighted materials, including without limitation Fiserv-created Web sites, through an appropriate legend or other such designation, as applicable.
(i)Client Instructions. As part of any applicable implementation process and ongoing as needed to provide the Services, Fiserv shall advise Client when Fiserv requires instruction or guidance from Client in order to perform the Services. Accordingly, Client will provide to Fiserv all requested instruction and guidance necessary to perform the Services. Client acknowledges and agrees that Fiserv will rely upon and act in accordance with all such instructions as provided, and Client assumes all risk for the consequences of any such instructions Client gives (or fails to give) and Fiserv’s reliance thereon. Fiserv shall have no obligation to check for any errors or omissions in any such instructions and/or to correct, cancel or amend any action pursuant to any Service(s) once Fiserv has received instructions to complete such action.
(j)Indemnity Regarding Services. Client shall, at its expense, indemnify and hold harmless Fiserv and its Affiliates, and their officers, directors, employees against: (i) any and all third party claims arising from an allegation that any of Client Content provided to Fiserv in connection with the Services, or Fiserv’s use thereof violates the proprietary rights of a third party (“Client Content Claim”); (ii) any and all third party claims or actions arising out of (A) the use by Client of the Fiserv System in a manner other than that provided in the Agreement, or (B; and (iii) any and all third party claims or actions arising out of the use by Client or its customers of the Fiserv System in breach of the Agreement, and Client shall pay all amounts payable by Fiserv under any judgment, verdict, or court order entered by a court of competent jurisdiction or settlement agreed upon by Client in any such action (iv) with the exception of claims regarding Fiserv’s gross negligence or willful misconduct, claims by third parties through Client, arising out of the performance and non-performance of Services by Fiserv, provided that such indemnity shall not preclude Client’s recovery of damages from Fiserv pursuant to the terms and subject to the limitations of the Agreement. In such event, Client shall have the sole right to control the defense and disposition of such claim, provided that Client shall be obligated to mitigate any damages payable related to such claim, and Fiserv shall provide Client with reasonable cooperation and assistance in the defense and disposition of such claim provided, however, that Client shall not settle any such claim or threatened claim in a manner that would require Fiserv to perform, without Fiserv’s prior written consent, or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Fiserv, or otherwise adversely affects Fiserv’s rights or interest without Fiserv’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned; and provided, further, however, that Fiserv may at all times, engage counsel of Fiserv’s choice and at Fiserv’s expense provided such engagement shall not interfere or disrupt Client’s rights and obligations under Subsection (iii) above. If the assistance and cooperation requested by Client of Fiserv requires Fiserv to incur additional out of pocket expense, Fiserv shall notify Client prior to incurring such expense, and if Client requests Fiserv still to proceed, Client shall reimburse Fiserv for such expense.

5.	Business Continuity / Disaster Recovery.
(a)General. Fiserv maintains a business continuity plan (“Business Continuity Plan”) for each Service that describes measures it will implement to recover from a Disaster. A “Disaster” shall mean any unplanned impairment or interruption

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of those systems, resources or processes that enable standard performance of the applicable Service’s functionality. Each Business Continuity Plan shall include a plan for the recovery of critical technology systems (a “Disaster Recovery Plan”), as well as procedures for restoring business operations at the primary location or at a designated recovery site, if necessary. Prior to the Live Production Date, Fiserv shall work with Client to establish a plan for alternative communications in the event of a Disaster, which plan shall be periodically updated but not less than annually during the Term.
(b)Disaster Occurrence. Fiserv shall notify Client as soon as possible after declaring a Disaster and shall comply with the Business Continuity Plan. Fiserv shall move the processing of Client’s standard services to the recovery site as expeditiously as possible if operations cannot be satisfactorily restored (in Fiserv’s sole discretion) at the primary location. If a recovery site is used, Fiserv shall coordinate the cut-over to back-up telecommunication facilities with the appropriate carriers. Client shall maintain adequate records of all transactions under the reasonable control of Client during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the recovery site. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent adequate capacity exists at the recovery site and only after stabilizing the provision of base services.
(c)Disaster Recovery Test. Fiserv shall test the Disaster Recovery Plan periodically. Client agrees to participate in and assist Fiserv with such test, if requested by Fiserv. Upon Client’s request, test results will be made available to Client’s management, regulators, auditors, and insurance underwriters.
(d)No Warranty. Client understands and agrees that the Business Continuity Plan is designed to minimize, but not eliminate, risks associated with a Disaster affecting Fiserv’s service center(s). No performance standards shall be applicable for the duration of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client’s facilities and for securing business interruption insurance or other insurance necessary for Client’s protection. Fiserv agrees to release information necessary to allow Client’s development of a disaster recovery plan that operates in concert with the Business Continuity Plan.

6.	Termination; Deconversion.
(a)Convenience; Early Termination. If Client terminates the Agreement or reduces (other than as a result of account attrition or volume fluctuation in the ordinary course of business) or terminates Services for any reason other than pursuant to Section 9(b)(i) or (iii) of the Agreement, and if required under the terms and conditions of the Fee Exhibit or a Schedule, Client shall pay a termination fee based on the remaining unused term of the Services, Such fee shall be determined by multiplying the average of the monthly invoices (net of/excluding any pass-through charges such as, but not limited to, postage) for each Service received by Client during the 6-month period preceding the effective date of termination (or if no monthly invoice has been received, the estimated monthly billing for each Service to be received hereunder) by percentage listed below times the remaining months of the term, plus any unamortized Flex Credit existing on Fiserv’s books on the date of termination based upon a beginning Flex Credit amount of $***** (collectively “Termination Fee”) as follows:
Year 1 – *****%
Year 2 – *****%
Year 3 – *****%
Year 4 – *****%
Year 5 – *****%
Year 6 – *****%
Year 7 – *****%
Each Renewal Term – *****%

Example 1: Termination occurs in the seventh month of year 1 (78 months remaining), the monthly fee is $***** average for the previous six months, the straight-line monthly amount of unamortized flex credit is $***** per month. The

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termination fee would be ($***** x *****% x 78 months) plus ($***** x 78 months) = $*****. This example assumes all solutions are implemented in month one – actual service implementations will occur over time which would reduce the actual calculated fee.
Example 2: Termination occurs in the first month of year 4 (48 months remaining), the monthly fee is $***** average for the previous six months, the straight-line monthly amount of unamortized flex credit is $***** per month. The termination fee would be ($***** x *****% x 48 months) plus ($***** x 48 months) = $*****. Note: monthly fees will likely increase over time due to organic growth, acquisition, and new content.
(b)Defaults. If Client:

i.	fails to cure its material breach or fails to pay amounts due, each as set forth in Section 9(b) of the Agreement; or

ii.	deconverts any significant data from the Fiserv System either without Fiserv’s prior written consent, unless otherwise permitted under the Agreement;
then, in any such event, Fiserv may, upon written notice, terminate the Agreement in whole or in part and be entitled to recover from Client as liquidated damages for such early termination an amount equal to the Termination Fee.
(c)Liquidated Damages. Client understands and agrees that Fiserv losses incurred as a result of early termination of the Agreement, this Exhibit, or any Schedule would be difficult or impossible to calculate as of the effective date of termination since they will vary based on, among other things, the number of clients using the Fiserv System on the date the Agreement (or applicable part thereof) terminates. Accordingly, the amounts set forth in Sections 6(a) and 6(b) above and Section 2(f) of the Agreement represent Client’s agreement to pay and Fiserv’s agreement to accept as liquidated damages (and not as a penalty) such amount for any such termination. In the event of any conflict between the terms of the Agreement and this ASP Services Exhibit, this Exhibit shall control.
(d)Return of Client Files. Upon expiration or termination of the Agreement or any Schedule to this Exhibit, Fiserv shall furnish to Client such copies of Client Files as Client may request in a Fiserv standard format, and shall provide such information and assistance as is reasonable and customary to enable Client to deconvert from the Fiserv System; provided, however, that Client authorizes Fiserv to retain Client Files until: (i) Fiserv is paid in full for all amounts due for all Services provided through the date such Client Files are returned to Client; (ii) Fiserv is paid its then standard rates for the services necessary to return such Client Files; (iii) if the Agreement or applicable Schedule is being terminated, Fiserv is paid any applicable termination fee pursuant to Sections 9(a) or (b) above; and (iv) Client has returned or destroyed all Fiserv Information in accordance with Section 3(b)(iii) of the Agreement. Fiserv shall be permitted to destroy Client Files any time after 30 days from the final use of Client Files for processing, unless otherwise specified in a Schedule.
(e)Miscellaneous. Client is responsible for the deinstallation and return shipping of any Fiserv-owned equipment located on Client’s premises.
(f)Discount of Certain Fees Relating to Merger Involving Client. If Client acquires or merges with an organization that is, at the time of the merger, a user of Fiserv services substantially similar to the Services, Fiserv will allow an early termination of the non-surviving organization’s agreement with Fiserv (the “Acquired Agreement”) upon satisfaction of all of the following terms and conditions:
(i) The continuing Fiserv agreement with the surviving organization (the “Surviving Agreement”) must have at least as many months remaining under its then-current term as the number of months remaining in the then-current term of the Acquired Agreement as of the date of termination of the Acquired Agreement.

(ii) The Surviving Agreement may not be an agreement with a financial institution in FDIC receivership if such agreement has been or will be repudiated.

(iii) The total fees for Deliverables paid to Fiserv under the Surviving Agreement shall not be less than the combined total of fees that would have been paid separately under each of the Surviving Agreement and Acquired Agreement for the remainder of their then-current terms.

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Example: The Acquired Agreement has monthly fees of $***** and 24 months remaining on term (total fees of $*****) and the Surviving Agreement has monthly fees of $***** and 48 months remaining on term (total fees of $*****) – total combined fees of $*****. Adding the Acquired Agreement volumes to the Surviving Agreement terms results in monthly fees of $***** and 48 months of remaining term (total fees of $*****). Since the $***** is greater than the $*****, this caveat would be satisfied.

(iv) Written notice of termination of the Acquired Agreement must be given no later than 60 days following completion of the acquisition transaction (i.e., legal close of the merger), with notification of the effective date of termination being no later than 90 days following completion of the acquisition transaction, with conversion completed within 12 months of the effective date of termination.

(v) If all requirements of this section are met, Fiserv agrees to accept a reduced early termination fee under the Acquired Agreement, equal to *****% of the full calculated early termination fee.

7.	Additional Fee Provisions.
Deconversion Charges. Client agrees to pay Fiserv’s deconversion charges based on the rates identified in the Fee Exhibit in connection with Client’s deconversion from the Fiserv System, the scope of such services to be mutually agreed in writing between the parties.
.

*****

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Software Products Exhibit
to the Agreement

1.Software Products. The parties shall add individual Schedules to this Exhibit for Fiserv’s license of Software (as defined below which will be hosted by Client) and provision of related software maintenance services to Client. The terms of this Exhibit shall apply to any such Software and related services covered by the Schedules to this Exhibit, which are listed below and as may be added by amendment after the Effective Date.
Enterprise Performance Management Solutions Software Schedule
2.    Defined Terms.
(a)“Computer System” means the computer equipment and specified operating environment required for operation of the Software when installed, as identified in each Schedule and/or in the Documentation.
(b)“Documentation” means the technical end-user documentation for the Software, as delivered by Fiserv to Client with the Software, as may be updated by Fiserv from time to time as part of Maintenance Services.
(c) “Enhancements” means changes made to Software that add program features or functions not originally within the Software and that are provided upon payment of additional fees.
(d)“Location” means only the Client premises identified as such on each Schedule.
(e)“Maintenance Fee” means the annual (unless otherwise specified) fee set forth in each Schedule for Maintenance Services.
(f)“Maintenance Services” means maintenance services described in Section 5 below. Maintenance Services are available only with respect to the current and one prior release of Software.
(g)“Modifications” means changes or interfaces made to the Software through the Development Services (as defined in the Professional and Development Services Exhibit) for which special maintenance services and fees apply.
(h)“Non-conformity” means a failure of Software to perform in substantial accordance with the functions described in the Documentation, for which Client has provided sufficient information for Fiserv to replicate on a computer configuration that is comparable to the Computer System and under Fiserv’s control.
(i)“Software” means the standard, unmodified computer programs in object code (unless otherwise specified on the applicable Schedule), as specified in each Schedule, and any Open Source Components embedded in the Software.
(j)“Software System” means the Software and Third Party Software.
(k)“Special Maintenance Fees” means the annual fee set forth in the applicable schedule to the Professional and Development Services Exhibit or each Schedule for Maintenance Services.
(l)“Special Maintenance Services” means the Maintenance Services described in Section 6 below excluding the provisions of Section 5(a)(iii).
(m)“Third Party” means any party other than Fiserv and its agents and subcontractors, and Client.
(n)“Third Party Software” means the object code version of software that is owned or licensed by Third Parties and provided to Client by Fiserv. Third Party Software shall be identified as such on the applicable Schedule hereto. Third Party Software does not include Open Source Components or third party code (if any) that Fiserv embeds in the Software.

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(o)“Total License Fee” means the total sum specified in each Schedule to be paid by Client for the license to Use the Software granted to Client hereunder.
(p)“Updates” means, when and if made available through Maintenance Services to Fiserv’s other clients at no additional charge, changes made to correct Non-conformities, to maintain compatibility with new system software releases, or to improve existing features and functions within the Software, but does not include Enhancements or other new modules or products for which Fiserv charges a license fee. Updates provided hereunder are subject to all license rights and related restrictions set forth in this Exhibit with respect to the Software, but provision of Updates does not commence new warranty periods for the Software.
(q)“Use” means copying or loading any portion of Software from storage units or media into any equipment for the processing of data by Software, or the operation of any procedure or machine instruction utilizing any portion of either the computer program or instructional material supplied with Software at the Location. Use is limited to type of operations described in the Documentation solely to process Client’s own work, and is subject to any other restrictions or limitations set forth in each Schedule. Use specifically excludes any service bureau, time-share, training, or facilities management services to Third Parties without Fiserv’s prior written consent and Client’s payment of additional fees in accordance with mutually agreed terms. Use further excludes any right to enhance, modify, improve or create derivative works of the Software unless any such right is expressly granted in the applicable Schedule.
(r)“Warranty Period” means the period of time ending 90 days after the date of Acceptance as set forth in any Schedule or SOW.
3.License.
a)    License Grant. In consideration of Client’s payment of the fees, Fiserv agrees to furnish Software to Client and hereby grants to Client, a non-exclusive, nontransferable, non-sublicensable perpetual (subject to all termination provisions under this Exhibit or the Agreement) license or subscription right to Use the Software at the Location on the designated Computer System, subject to

(i)	Client continuing to obtain Maintenance Services from Fiserv, if this requirement is set forth in an Exhibit or SOW; and

(ii)	any additional limitations as to number of accounts, number of users, asset size, and other matters as specified in each Schedule (collectively referred to as “License Metrics”).
b)    Location Change. Upon 60 days advance notice to Fiserv, Client may change the Location if Client transfers its operations to a new location within the same country. Client shall contemporaneously uninstall/delete the Software from the prior Computer System following such transfer to the alternative Client location. Assistance by Fiserv related to the transfer shall be chargeable at Professional Service Rates plus any out-of-pocket expenses.
c)    License Copy. Client shall not copy any portions of the Software System, other than Open Source Components provided under an Open Source License that permits copying, except that Client may copy reasonable quantities of any Documentation, and may utilize non-production copies of the Software at the Location for

(i)	An unlimited number of test versions separate from archive, back-up, or emergency restart,

(ii)	for archive, back-up, or emergency restart purposes or to replace copy made on defective media.
The original, and all copies of Software and Documentation, and all parts thereof, are Fiserv’s property and shall include Fiserv’s copyright and other proprietary notices. Client agrees that it shall not remove or modify any markings, identification, copyright or other notices of Fiserv, their Affiliates or any Third Party from the Software System or Documentation.
d)    No Benchmarks. Client agrees that any performance information, analysis, or program benchmark test results shall be considered Fiserv Information and shall not be disclosed in violation of Section 3 of the Agreement or without Fiserv’s prior written consent. Disclosure to Client’s subcontractors and third party consultants who have a need to know is permitted, subject to current non-disclosure agreements being in place.

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e)    Unauthorized Use. In the event Client, its officers, employees, agents, or subcontractors:

(i)	makes or distributes unauthorized Software copies or derivations; or

(ii)	uses Software at an unlicensed location or in violation of the License Metrics; or

(iii)	discloses the Software or any part thereof to any third party without Fiserv's prior written consent;
Client shall pay Fiserv an amount equal to ***** times Fiserv's then current license fee for the Software for each unauthorized copy or derivation, unauthorized use, or each disclosure made in violation of the Agreement (”Violation”), so long as Fiserv provides Client with notice of such Violation and Client does not cure same within 10 days of receipt of such notice. This payment shall be in addition to and not in lieu of Fiserv rights of termination hereunder and Fiserv’s right to seek additional damages and/or injunctive relief.

Notwithstanding anything set forth in this Software Products Exhibit, Client may grant access to, up to the license metrics, any Software to any of Client’s subcontractors and third party consultants used by Client, including any customers of Client, who require access and use of the Software in the course of conducting business with or providing goods and/or services to Client, and, if applicable, subject to current non-disclosure agreements being in place.
f)    Archive Use. Client shall maintain any such copies and the original at the Location and one Client archive site in the same country (“Archive Site”). Client may transport or transmit a copy of Software from the Location or the Archive Site to another location in the same country as the Location for back-up use when required by Computer System malfunction in an emergency or disaster situation, provided that

(i)	Client must promptly inform Fiserv of the emergency or disaster (but in no event later than five (5) days following the commencement of such use),

(ii)	Client must stop using such copy promptly after the Computer System and facility affected by the emergency or disaster is restored, and

(iii)	the copy or original is destroyed or returned to the Location or Archive Site when the malfunction is corrected.
g)    No Compile. Client shall not decompile, disassemble, or otherwise reverse engineer the Software System. This restriction shall not apply to an Open Source Component whose Open Source License terms prohibit this restriction.
h)    Client Computer System. Client shall obtain and maintain at its own expense such data processing and communications equipment and supplies as may be necessary or appropriate to facilitate the proper use of the Software System. Client is responsible for undertaking the proper supervision, control and management of its use of the Software, including:

(i)	assuring a proper Computer System configuration, and

(ii)
following generally accepted banking industry procedures for the security of data, accuracy of input and output, and back-up plans, including restart and recovery in the event of hardware or software error or malfunction.

i)    Third Party Terms. Unless otherwise provided in the Agreement or in a Schedule, Third Party Software is provided to Client under the following supplemental terms:

(i)	The Third Party Software modules set forth in the Schedules are hereby provided to Client in exchange for Client’s payment of the corresponding fees.

(ii)	Use of Third Party Software shall be restricted to use as part of the Software System.

(iii)	Client shall not remove or modify any program markings or notices of any third party provider’s, or its licensors’, proprietary rights

(iv)
Third Party Software is provided “as is”, by Fiserv and any responsibility of any Third Party Software owners shall be as set forth in any End User License Agreement, or similar type agreement, if any, between Client

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and such Third Party Software Owners. Fiserv’s aggregate liability for a default relating to any Third Party Software shall be limited to the amount paid by Client to Fiserv for the applicable Third Party Software and Fiserv shall not be liable for any indirect, incidental or consequential damages associated with use of Third Party Software.

(v)	Publication of benchmark tests of Third Party Software is permitted only in a writing signed by an authorized officer of Fiserv and the Third Party Software owner.

(vi)
Third Party Software owners are hereby designated as third party beneficiaries of this Subsection 3. h) of this Exhibit as it relates to their Third Party Software. Fiserv agrees to pass through to Client any Third Party Software warranties provided by the applicable Third Party Software owner, to the extent Fiserv is able to do so without negatively impacting or diminishing its contractual rights with such Third Party Software owner.

(vii)	A. Except as otherwise set forth in a Schedule to this Exhibit, Fiserv shall not provide maintenance services with respect to Third Party Software.
B. Client acknowledges that Client will obtain maintenance services with respect to Third Party Software and Client agrees to contract for such maintenance with the respective Third Party supplier(s) as long as this Exhibit and the applicable Schedule is in effect. Client shall pay any applicable maintenance fees, including those specified in the applicable Schedule.
4.Professional Services Terms. Any professional services, including development, implementation, conversion, and/or training services to be provided by Fiserv in connection with the Software, including the fees for such services, are set forth in the Professional and Development Services Exhibit, or as otherwise mutually agreed in writing between the parties.
5.Maintenance Services Terms. The terms of this Section 5 apply unless otherwise set forth in a Schedule and in the event of any inconsistencies, the terms and conditions in such Schedule shall apply.
(a)Maintenance Services. During each annual period for which Client has paid Maintenance Fees, Fiserv shall provide the following Maintenance Services to Client:

(i)	Unlimited telephone support during normal business hours to Client’s employees duly trained in the Use of the Software.

(ii)
Software program fixes or workarounds with respect to Non-conformities will be provided in accordance with any SLA Exhibit in any Schedule, following receipt of applicable notice from Client. Client agrees to provide Fiserv with reasonable assistance and information in connection therewith.

(iii)	Updates will be provided to Client and shall be installed by Client within the time frame specified by Fiserv. Training for Updates may be offered to Client at Professional Service Rates.
(b)Maintenance Term. Unless otherwise set forth in a particular Schedule, the initial term for Maintenance Services shall begin on the effective date of the applicable Schedule and continue coterminous with the Agreement unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then current term or as otherwise mutually agreed in writing between the parties. Any termination of Maintenance Services by Client shall be effective only at the end of the then-current term of the Agreement. Fiserv may terminate Maintenance Services upon at least 180 days prior notice to Client if the Software is superseded or replaced by a new release or version thereof, Client elects not to install such new release or version, and Fiserv, at its sole discretion, elects not to support the old release or version.
(c)*****.
(d)Services Not Covered. Should Fiserv’s review of the Non-conformity indicate, in Fiserv’s reasonable opinion, that the reported problem is not a Non-conformity but is due to other problems, including without limitation input not in accordance with the Documentation, Client’s abuse or misuse of the Software System, a change or addition to the Software System not performed by Fiserv, Client’s failure to properly maintain the Computer System, or Client’s failure to install the required

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current system software release, Update, fix or workaround as instructed by Fiserv (collectively a “Non-Fiserv Problem”) then:

(i)	Client shall pay Fiserv monthly as incurred for the work performed by Fiserv in investigating the Non-Fiserv Problem on a time and materials basis at Professional Service Rates, and

(ii)
At Client’s request, Fiserv shall advise Client whether Fiserv can correct or assist in resolving such Non-Fiserv Problem, and the terms (including estimated fees) under which Fiserv shall undertake the same. Upon acceptance by Client, Fiserv shall correct or assist in resolving the Non-Fiserv Problem in accordance with such terms, and Client shall pay Fiserv monthly as incurred for such work on a time and materials basis at Professional Service Rates.

(e)Network Related Problems Not Covered. Network-related problems and errors in non-production environments are not covered under Maintenance Services. If Fiserv provides such services, or any other maintenance services beyond those specified in this Section, Client shall pay for such services on a time and materials basis at Professional Service Rates.
(f)Support Coordinator. Fiserv’s provision of Maintenance Services is contingent upon Client’s designating at least one qualified contact person and alternate (collectively “Support Coordinator”) for each Schedule or for each product within a Schedule who will be Fiserv’s point of contact regarding Maintenance Services. Client may change the Support Coordinator by notifying Fiserv in writing. Telephone support questions from Client’s Software users will be directed to the Support Coordinator. Fiserv is not obliged to respond to inquiries other than from the Support Coordinator. Fiserv also requires that Client designate a secondary contact in addition to the Support Coordinator that will be authorized support contacts, one of whom will be available for contact by Fiserv during the standard support hours. For emergency situations, Fiserv will work with such other persons as identified and authorized by Client in advance subject to the other provisions of this Section 5.
(g)Maintenance Fees. Client shall pay the Maintenance Fee annually in advance for the Software licensed under each Schedule as set forth in each Schedule.
6.Equipment Terms.
(a)If Client purchases from Fiserv any components of the Computer System or any other Equipment, such purchase shall be in accordance with the terms specified in the Equipment Exhibit to the Agreement. If Client does not purchase the Computer System from Fiserv, Client is responsible for providing the Computer System or any other Equipment at its own expense. If Fiserv is to provide installation services for the Computer System or other Equipment, such services and related fees shall be set forth on the applicable Schedule.
(b)Fiserv shall not be responsible for the provision of any maintenance or repairs to the Computer System or of any parts or replacements for the Computer System.
(c)Notwithstanding the limitation of liability provisions set forth in the Agreement, Fiserv’s aggregate liability for a default relating to any Third Party equipment or Third Party Software shall be limited to the amount paid by Client to Fiserv for the applicable equipment or software.
7.Performance.
(a)Fiserv Access to Client Facility. Client shall give Fiserv access to the Location, Software System, and Computer System as necessary to enable Fiserv to provide services hereunder and shall make available information, facilities, and personnel reasonably required by Fiserv for the performance of its obligations hereunder.
(b)Client Training. Client agrees to train current and future support staff employees on Software technical and user operations, and shall require employees to complete ongoing training to maintain minimal proficiency.
(c)Location of Work. Work in determining the nature of any problem, performing professional services, or in making Software corrections, amendments, or additions may be carried out at Fiserv premises or the Location, at Fiserv’s option.

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(d)Software Certification. Client shall maintain accurate reports, and upon Fiserv’s request, Client shall provide Fiserv with written certification of, the following relating to Client’s Software System Use:

(i)	total number of Software System copies and Documentation related thereto;

(ii)	total number and location of workstations and servers on which the Software System is installed, operated, or accessed; and

(iii)	total number of accounts, users, or other measurement of Software System use for the licensing restrictions set forth in the applicable Schedule.
(e)Software Audit. Client shall permit Fiserv’s authorized representatives at all reasonable times during Client’s normal hours of operation to audit Client’s use of the Software System (such audit may occur at Client’s premises) to determine that the provisions of this Exhibit and the Agreement with regard to Software are being faithfully performed. Any such audit shall be conducted in such a manner as to minimize the disruption to Client’s business and/or the Use of the Software. If such audit reveals any misuse by Client, Client shall immediately terminate such misuse unless Fiserv otherwise agrees in writing to allow correction of the misuse by payment of appropriate additional fees in accordance with Section 3(e) of this Exhibit. If such noncompliance by Client is material, Client shall also pay Fiserv on a time and materials basis for conducting the audit at Professional Service Rates.
8.Warranties.
(a)Fiserv warrants that, during the Warranty Period, the Software will perform without the occurrence of a Non-conformity when operated on the Computer System and in compliance with the Documentation, this Exhibit, and the Agreement. Fiserv will provide replacements or corrections to Software that does not so perform where such failure is material, provided Fiserv is notified in writing of such failure during the Warranty Period. This warranty shall not apply if the Non-conformity results from the action or inaction of Client or a Third Party engaged by Client, including

(i)	change to the Software by Client or any Third Party engaged by Client,

(ii)	use of the Software in combination with non-Fiserv provided software, or by incorrect Use, or

(iii)	if the Software does not perform because data communication is interrupted.
Client acknowledges that the Software System is designed to operate on the Computer System and that the warranties given by Fiserv are conditional upon the procurement and maintenance by Client of the Computer System in accordance with the then current specified configuration provided by Fiserv.
(b)Intentionally Omitted.
(c)Fiserv warrants that the Maintenance Services and professional services provided under this Exhibit shall be performed in a professional and workmanlike manner. Client shall notify Fiserv in writing of any alleged warranty defect within thirty (30) days of the date the defective services were performed, and Fiserv shall correct the services at no additional charge to Client.
(d)OTHER THAN THE WARRANTY PROVIDED IN THE FIRST SENTENCE IN 8(A) ABOVE, FISERV DOES NOT WARRANT THAT ALL NON-CONFORMITIES CAN BE CORRECTED. IN THE EVENT THAT CLIENT HAS NOT COMPLIED WITH SECTION 8(A) ABOVE FISERV SHALL NOT BE LIABLE FOR LOSS OF OR DAMAGE TO CLIENT’S DATA RESULTING FROM CLIENT’S USE OF THE SOFTWARE. Client acknowledges that it is responsible for the results obtained from use of the Software, including without limitation the completeness, accuracy and content of such results. Client acknowledges further that it is responsible for independent verification and testing of any such results prior to using them in its business. The corrective actions provided by Fiserv as set forth in this Section 8 shall be Fiserv’s entire liability and Client’s sole and exclusive remedy for Fiserv’s breach of any of the foregoing warranties.
9.Title. Nothing in this Exhibit shall convey to Client any title to or any rights in Software, including but not limited to all proprietary rights or ownership of any modifications, enhancements, additions, updates, or other works based thereon

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or related thereto. Client’s sole right in relation to Software or any such other works is to Use the same in accordance with the terms and conditions hereof.
10.Intentionally Omitted.
11.Export.
(a)Subject to restrictions regarding Location, territory, or other applicable geographic limitation set forth in a Schedule, Client shall not export, or re-export, directly or indirectly, any Software or any technical data derived therefrom to any country for which the United States Government or any agency thereof may require an export license or other government approval without first acquiring that license or approval.
(b)Client agrees that with respect to compliance with the U.S. export regulations: (i) Client will comply with such export regulations regarding the Software and technical data; (ii) Client will permit audits or reviews by Fiserv covering the Software and data export activity; (iii) Client understands that Fiserv reserves the right to refuse performance of its obligations hereunder in cases of noncompliance by Client of such export regulations; and (iv) Client will not engage in any transaction or activity with any party, firm, or company that is prohibited by applicable law.
Enterprise Performance Management Solutions Software Schedule
to Software Products Exhibit

1.	LICENSE AND LICENSE FEES.

1.1.    Software and License Fees. The following Software modules are hereby licensed to Client in exchange for Client’s payment of the fee set forth in the Fee Exhibit, subject to the additional limitations set forth in this Schedule:

SEE ATTACHED LICENSE CONTENT ATTACHMENT (INCORPORATED HEREIN BY REFERENCE)

1.2.    Third Party Software and License Fees. The following Third Party Software modules are hereby licensed to Client in exchange for Client’s payment of the of the fee set forth in the Fee Exhibit, subject to the additional limitations set forth in this Schedule (and any applicable third party terms herein):

SEE ATTACHED LICENSE CONTENT ATTACHMENT (INCORPORATED HEREIN BY REFERENCE)

1.3.    Computer System. The Computer System for this Schedule is specified in the Documentation.

1.4.    Location Information. The Location for this Schedule is the authorized location identified below. Client may change the Location in the event Client transfers its data processing to a new location within the same country in accordance with the terms set forth in the Agreement. However, Fiserv reserves the right to charge Client its standard Fiserv transfer fee for the proposed transfer.

*****

2.	MAINTENANCE SERVICES.

2.1.    Initial Term. The initial term of Maintenance Services for all Software licensed under this Schedule shall be 84 months from the Effective Date.

2.2.    Maintenance and Releases. Client must remain on a supported version of the Software licensed under this Schedule (“Supported Release”) in order to continue receiving Maintenance Services. Fiserv reserves the right to: (a) determine, in its sole discretion, whether to continue supporting any previous version(s) of a given Software program; and (b) upon at least 90 days prior notice to Client, terminate Maintenance Services for the applicable Software program if Client elects to remain on an unsupported version.

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3.	ADDITIONAL TERMS AND CONDITIONS.

3.1.    Effective Date. For purposes of this Schedule, “Effective Date” means the Effective Date of the Agreement.

3.2.    Disclosure of Client PII. Client agrees that it will only disclose Client PII if expressly requested by Fiserv as required to provide the applicable Services, and Client will ensure all Client PII has been removed from any screenshots, data files or other materials sent to Fiserv unless the inclusion of Client PII has been expressly requested by Fiserv.

3.3.    Reliance on Instructions. Fiserv may rely on all configuration requests, parameters, document input guidelines and other such instructions provided by Client, and provide the Software accordingly. Client assumes sole responsibility and liability for any issues, losses, claims or damages arising out of or relating to such instructions and Fiserv’s reliance upon such instructions.

3.4.    ADDITIONAL DISCLAIMER. THE SOFTWARE LICENSED UNDER THIS SCHEDULE AND ANY OUTPUTS THEREFROM (AND ANY ASSOCIATED DELIVERABLES, AND/OR INFORMATION OR MATERIALS PROVIDED): (I) ARE MEANT ONLY TO SUPPLEMENT ANY DUE DILIGENCE OR OTHER ACTIONS CLIENT WOULD TAKE IN OPERATING ITS BUSINESS OR OTHERWISE ENGAGING WITH ANY CUSTOMER OR OTHER PARTY; (II) ARE BASED ON THE CLIENT INPUT DATA, SPECIFICATIONS AND CONFIGURATIONS SELECTED BY CLIENT, EACH OF WHICH MAY AFFECT ACCURACY AND RELIABILITY; (III) ARE NOT INTENDED TO SUPPLY INVESTMENT, FINANCIAL, TAX, INFORMATION SECURITY OR LEGAL ADVICE; AND (IV) ARE PROVIDED ONLY AS A TOOL TO BE USED AS PART OF AN OVERALL COMPLIANCE PROGRAM (WHICH CLIENT IS SOLELY RESPONSIBLE FOR DETERMINING AND IMPLEMENTING).

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LICENSE CONTENT ATTACHMENT

*****

ADDITIONAL TERMS:
Previously Licensed Software: Software designated as “previously licensed” programs have been previously licensed by Client.  This Schedule is intended to supersede the parties’ (or their applicable Affiliates’) existing license agreement(s) for such Software programs. However, nothing in this Schedule or the Agreement will renew or extend any warranty or acceptance period for such previously licensed Software. The Maintenance Fees shown in this table for such Software will be applied incrementally based on current annual Maintenance Fees already paid by Client, if applicable. Fiserv will invoice Client on a pro rata basis for such incremental fees such that Client will not be double invoiced for any Maintenance Fees already paid for the current year’s Maintenance Services for any overlapping portion of the current annual period.

*****
Third Party Programs. For any licenses designated as “Third Party Software” above, such modules are licensed as Third Party Software programs. Furthermore, Client understands and agrees that the Software licensed under the Schedule may also contain certain third party code included with the Software (collectively, “Third Party Programs”). Use of such Third Party Programs (and Third Party Software licensed hereunder, if any) is limited solely to use in connection with the associated Software licensed under the Schedule and is subject to any additional limitations set forth herein or in any applicable Third Party Terms Addendum hereto specific to such Third Party Programs. In the event of a conflict between such additional terms and conditions and other terms of the Schedule or the Agreement, the additional terms and conditions shall control; provided however, to the extent comparable provisions in the Schedule or the Agreement are more restrictive than those set forth in these additional terms and conditions, the more restrictive provisions shall control. If Fiserv’s agreement with the applicable third party provider terminates, Fiserv may terminate the Schedule or the applicable portions thereof which rely on the applicable Third Party Program(s) (and/or Third Party Software); provided, however, that Fiserv will notify Client of any such termination as soon as commercially practicable, and Fiserv will attempt to offer Client a reasonable alternative solution, on mutually agreed upon terms, if commercially practicable.

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ORACLE SOFTWARE TERMS ADDENDUM

For purposes of any Third Party Programs provided by Oracle USA, Inc. or such other applicable third party provider on behalf of Oracle or its Affiliates (“Provider”) and licensed under the Schedule (or other such Exhibit, Schedule or attachment) to the Agreement to which that Schedule (or other such attachment is attached) (as amended, collectively, the “Agreement”) and to which this Addendum is attached (the “Schedule”), the following terms and conditions shall apply for such Third Party Programs. The terms of this Addendum are incorporated by reference into the Schedule. In the event of conflict, between the terms of this Addendum and the terms of the Schedule, the terms more restrictive on Client’s use of the Third Party Programs shall control.

1.The Third Party Programs (including any and all source code sent in connection therewith) are subject to a restricted license. Client may only use the Third Party Programs in unmodified form as part of and in connection with the corresponding Software program(s), as designated in the Third Party Software section of the Schedule, licensed under the Schedule in accordance with the terms set forth herein and otherwise under the Agreement. Client will use the Third Party Programs solely for Client’s internal business operations, subject to the terms of the Agreement. Notwithstanding the foregoing, Client may allow its agents, contractors or outsourcers to use the Third Party Programs on Client’s behalf for the purposes set forth in the Agreement, provided that Client shall at all times remain responsible for such agent’s, contractor’s and outsourcer’s compliance with the terms of this Agreement. Any third party technology that may be appropriate or necessary for use with some Third Party Programs may be specified in the documentation or otherwise provided to Client by Fiserv. Such technology is licensed to Client only for use with the Software licensed under the Schedule and is subject to the terms of the Schedule and the Agreement as well as any applicable third party license agreement(s) specified in the documentation or otherwise provided to Client by Fiserv or a Provider. Unless otherwise specified, in the event of conflict, the terms of any such third party license agreement shall govern. Client may not: (a) modify the Third Party Programs; (b) use the Third Party Programs for rental, timesharing, subscription service, hosting, or outsourcing; (c) remove or modify any markings or notices of a Provider’s or its licensors’ proprietary rights; (d) reverse engineer (unless required by law for interoperability), translate, disassemble or decompile any Third Party Programs or otherwise, the source code from the object code of any Third Party Programs (including without limitation the review of data structures or similar materials produced by the Third Party Programs); (e) duplicate or otherwise copy the Third Party Programs except for a sufficient number of copies to allow for the Client’s licensed use under the Agreement and one copy of any physical media containing the Third Party Programs for disaster recovery purposes; (f) publish or otherwise share any results of any benchmark tests run on the Third Party Programs; (g) make the programs available in any manner to any Third Party for use in the Third Party’s business operations; (h) create derivative works from any Third Party Program, provided that ownership of any unauthorized derivative works shall vest in the applicable Provider; or (i) use any trademarks, service marks or other marks or logos of any Provider without Fiserv’s and such Provider’s express prior written authorization. Notwithstanding any limitations set forth in the Agreement, Client will defend, indemnify and hold harmless Fiserv and its Affiliates (and their respective employees, officers and directors) against any claims, indemnification requests or such actions brought by or on behalf of a Provider resulting from Client’s breach of any of the foregoing.

2.Without limiting or modifying Fiserv’s ownership rights set forth in the Agreement, the Providers (and their licensors) retain all ownership and intellectual property rights to the Third Party Programs and any other materials or developments provided by the Provider under the Schedule. Nothing in the Schedule or the Agreement passes title in the Third Party Programs to Client or any other party.

3.Client agrees to install the Third Party Programs only on the hardware specified in the Agreement or as otherwise approved by Fiserv in writing. Client acknowledges and agrees that certain Third Party Programs are only appropriate for use or interoperation with certain equipment designated as “approved” by Fiserv’s applicable Provider. Notwithstanding anything to the contrary in the Agreement, Client shall not transfer the Software licensed under the Schedule from the Location specified herein, except for a temporary transfer in the event of a computer malfunction or other such disaster.

4.Notwithstanding anything to the contrary in the Agreement, Client shall not assign, give, or transfer the Software or any interest therein to any other individual or entity without the prior written consent of Fiserv and the Providers. If Client grants a security interest in the Software (and/or any services relating thereto), the secured party has no right to use or transfer the Software or such services.

5.Client agrees to treat all Third Party Programs in accordance with all confidentiality obligations set forth in the Agreement and, at least: (a) take all reasonable steps and the same protective precautions to protect the Third Party Programs from disclosure to third parties as Client would with its own proprietary and confidential information; and (b) refrain from disclosing any Third Party Program or proprietary information contained therein, except to its bona fide individuals whose access is necessary to enable such party to exercise its rights hereunder. Client agrees that, prior to disclosing any Third Party Program or proprietary information relating thereto to any third party, Client will obtain from that third party a written acknowledgment that such third party will be bound by the same terms as specified in this Section and the Agreement, as applicable, with respect to the Third Party Programs and such information.

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Notwithstanding anything to the contrary in the Agreement, except as it relates to “non-public personal information” of Client’s customers (as defined in Title V of GLB), the Provider’s obligation to maintain confidentiality of any Client information will not exceed 5 years from the date of disclosure.

6.Client shall discontinue all use of the Third Party Programs upon termination of the Schedule or the Agreement and shall destroy or return to Fiserv all copies of the Third Party Programs and documentation relating thereto.

7.Fiserv (on behalf of the Provider) shall have the right to audit Client’s use of the relevant Third Party Programs, at Fiserv’s expense, or to assign such audit right to the relevant Provider(s). Client agrees to provide reasonable assistance and access to information to Fiserv or the Provider(s), as applicable, in the course of such audit. Client agrees that Fiserv may share the results of such audit and a copy of the Agreement (and any relevant documents relating thereto) with the Providers.

8.EACH PROVIDER AND ITS LICENSORS DISCLAIM ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT TO THE EXTENT THAT ANY WARRANTIES IMPLIED BY LAW CANNOT BE VALIDLY WAIVED. NEITHER PROVIDER NOR ANY OF ITS THIRD PARTY SUPPLIERS SHALL HAVE ANY LIABILITY (INCLUDING A DISCLAIMER OF ANY DAMAGES, WHETHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL, INCLUDING WITHOUT LIMITATION ANY LOSS OF PROFITS, REVENUE, DATA OR DATA USE) TO CLIENT, ITS AUTHORIZED END USERS OR ANY THIRD PARTY AS A RESULT OF ANY SUCH PARTY, PERSON OR ENTITY’S USE OF THE THIRD PARTY PROGRAMS OR ANY SERVICES RELATED THERETO.

9.Fiserv may terminate any maintenance and support provided for the Third Party Programs upon written notice if Client fails to maintain and timely pay for such support. Client may have to pay reinstatement and/or other maintenance related fees if Client requests reinstatement after any cancellation or termination of maintenance or support for any Third Party Programs.

10. In the event of a transfer of the Third Party Programs to a separate Location and/or use in the event of a Disaster, all such use (and the timing of such transfer) will be subject to the terms of Oracle’s then-current Software Investment Guide, a copy of which Fiserv will make available to Client upon request.

11. Notwithstanding anything to the contrary in the Agreement, Client acknowledges that the Third Party Programs may contain open source software.

12. Notwithstanding anything to the contrary in the Agreement, the Uniform Computer Information Transactions Act shall not apply to the Schedule or the Software licensed hereunder.

13.For purposes of the Third Party Programs, the Providers are third party beneficiaries of the Schedule and the Agreement

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